Filed Pursuant to Rule 424(b)(5)
Registration No. 333-122147
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 14, 2005)

$300,000,000
M&T BANK CORPORATION
5.375% Senior Notes due 2012

The 2012 senior notes, or Notes, will bear interest at a rate of 5.375% per year. Interest on the Notes is payable on May 24 and November 24 of each year, commencing November 24, 2007. The Notes will mature on May 24, 2012. The Notes are not redeemable prior to maturity.

The Notes will be senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness.

Investing in the Notes involves risks.  See “Risk Factors” beginning on page S-7 and contained in our Annual Report on 10-K incorporated by reference herein.

None of the Securities and Exchange Commission, any state securities commission, the New York State Banking Department or the Board of Governors of the Federal Reserve System has approved or disapproved of the Notes nor have any of the foregoing authorities determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are our unsecured obligations. The Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency or insurer.

	Per Note	Total

Public Offering Price	99.965%	$299,895,000
Underwriting Discount	.250%	$750,000
Proceeds to M&T Bank Corporation (before expenses)	99.715%	$299,145,000

Interest on the Notes will accrue from May 24, 2007 to the date of delivery.

The underwriters expect to deliver the Notes to purchasers in book entry form only through the facilities of The Depository Trust Company, and its participants, including Euroclear System and Clearstream, on or about May 24, 2007.

Sole Book-Runner
Citi

Joint Lead Manager
Credit Suisse

May 22, 2007

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus

INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a shelf registration statement on Form S-3 (File No. 333-122147) that was filed with the Securities and Exchange Commission (“SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus supplement and the accompanying prospectus. As permitted by SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus supplement and the accompanying prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Available Information and Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus supplement is considered a part of this prospectus supplement and may add, update or change information contained in this prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus supplement will supercede the information in the accompanying prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

References in this prospectus supplement to “M&T,” “we,” “us,” and “our” refer to M&T Bank Corporation and its consolidated subsidiaries, unless otherwise specified.

References in this prospectus supplement to “M&T Bank” refer to Manufacturers and Traders Company and its consolidated subsidiaries, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION

M&T is a New York corporation and a registered bank holding company. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with it file reports and other information with the SEC. All such reports and other information may be inspected and copied at the Public Reference Room of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. In addition, such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange securities of M&T are listed. The SEC also maintains a web site (http://www.sec.gov) that contains reports and other information regarding registrants that file electronically with the SEC, including M&T. M&T also maintains a web site (http://www.mandtbank.com) where information about M&T and M&T Bank can be obtained. The information contained on the M&T web site is not part of this prospectus supplement.

The SEC allows M&T to “incorporate by reference” into this prospectus supplement the information in documents M&T files with the SEC. This means that M&T can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When M&T updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included and incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. M&T incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the period ended March 31, 2007, Current Reports on Forms 8-K, filed on February 22, 2007 and February 7, 2007, and M&T’s Definitive Proxy Statement, filed on March 5, 2007. Each document or report filed by M&T with the SEC pursuant to Section 13(a), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes (other than any materials that are deemed “furnished” and not filed) is incorporated herein by reference.

M&T will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein. Requests should be directed to:

M&T Bank Corporation
One M&T Plaza
Buffalo, New York 14203
Attention: Investor Relations
Telephone Number: (716) 842-5445

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference herein include forward-looking statements, including statements regarding future financial condition, results of operations, prospects and business of each of M&T and M&T Bank. Forward looking statements are often identified by such words as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. These statements are subject to risks and uncertainty. Management believes such statements to be “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Management has made, and may continue to make, various forward-looking statements. Management cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements for periods after 2007 are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from those expressed in forward-looking statements. In addition to factors disclosed in documents incorporated by reference in this prospectus supplement and factors identified elsewhere in this document, including disclosure in such various documents labeled “Risk Factors” and “Future Factors,” the following occurrences could cause actual results to differ materially from those expressed in forward-looking statements:

•	competitive pressures among financial services institutions may adversely impact M&T’s ability to attract and retain customers, and may also adversely impact M&T’s credit spreads and product pricing, which can impact M&T’s market share, deposits and revenues;

•	business and economic conditions generally or specifically in the markets in which M&T does business may deteriorate;

•	changes in interest rates and in debt and equity market valuations may negatively impact the value of M&T’s assets and liabilities and its overall financial performance;

•	changes in customers’ and counterparties’ financial performance and preferences may impact their purchase and use of M&T’s products and services;

•	actions by the Federal Reserve and other government agencies, including those that impact money supply, capital requirements and market interest rates, can affect M&T’s business operations and financial results and the demand for M&T’s products and services;

•	M&T may not be able to successfully implement its business initiatives and strategies;

•	from time to time, M&T grows its business by acquiring other financial services companies, which presents various risks and uncertainties, including acquisition-related costs and the failure to achieve the anticipated benefits of the acquisitions;

•	legal and regulatory developments can adversely impact the ability of M&T to operate its businesses and can negatively impact M&T’s financial condition and results of operations, as well as its competitive position and reputation (possibly including adverse litigation results or settlements, failure to satisfy applicable legal requirements and general regulatory requirements or requirements that may be applicable from time to time to M&T specifically, changes to laws and regulations involving tax, pension, the protection of confidential customer information and residential mortgage lending, and changes in accounting policies and principles);

•	changes in technology may result in unanticipated expenses and may negatively impair M&T’s ability to meet customer needs and to meet competitive demands; and

•	natural disasters, terrorist activities and international hostilities can adversely affect M&T’s business and financial results, either as a result of the impact on the economy and financial and capital markets generally, or directly on M&T or on its customers, suppliers or other counterparties.

Management’s forward-looking statements speak only as of the dates on which they are made. By making forward-looking statements, management assumes no duty to update them to reflect new, changing or unanticipated events or circumstances except as may be required by applicable law or regulation.

M&T AND M&T BANK

M&T

M&T is a New York business corporation which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and under Article III-A of the New York Banking Law (the “Banking Law”). The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. Its telephone number is (716) 842-5138. M&T was incorporated in November 1969 and acquired all of the then issued and outstanding shares of the capital stock of M&T Bank in December 1969. As of March 31, 2007, M&T reported, on a consolidated basis, total assets of $57.8 billion, deposits of $38.9 billion and stockholders’ equity of $6.3 billion. The number of full-time equivalent employees as of March 31, 2007 was 12,628.

As of March 31, 2007, M&T had two wholly-owned subsidiary banks, M&T Bank and M&T Bank, National Association. The majority of M&T’s revenues are derived from dividends paid to it by its subsidiary banks.

In connection with M&T’s acquisition of Allfirst Financial, Inc. (“Allfirst”) from Allied Irish Banks, p.l.c. (“AIB”) on April 1, 2003, AIB received 26,700,000 shares of common stock of M&T as part of the consideration, which shareholding represented approximately 24.5% of the issued and outstanding shares of M&T common stock as of March 31, 2007. Currently, the Federal Reserve Board and the New York Superintendent of Banks deem AIB to “control” M&T and to be M&T’s bank holding company under applicable federal and state banking law. For further information regarding the relationship between M&T and AIB and a description of the agreements that govern such relationship, see M&T’s Annual Report on Form 10-K for the year ended December 31, 2006, incorporated herein by reference.

M&T Bank

M&T Bank is a banking corporation incorporated and chartered under New York law. M&T Bank was incorporated in June 1893 and traces its origins to the founding of Manufacturers and Traders Bank in August 1856. M&T Bank is a member of the Federal Reserve System and the Federal Home Loan Bank System, and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable limits. As a commercial bank, M&T Bank offers a broad range of financial services to a diverse base of consumers, businesses, professional clients, governmental entities and financial institutions located in its markets. M&T Bank represented approximately 99% of the consolidated assets and consolidated revenues of M&T as of and for the three months ended March 31, 2007 and a similar amount of consolidated assets and consolidated revenues of M&T as of and for the years ended December 31, 2006, 2005 and 2004. Lending is largely focused on consumers residing in New York, Pennsylvania, Maryland, northern Virginia and Washington, D.C., and on small and medium-size businesses based in those areas. In addition, certain of M&T Bank’s subsidiaries conduct lending activities in other states. M&T Bank and certain of its subsidiaries offer commercial mortgage loans secured by income producing properties or properties used by borrowers in a trade or business. Additional financial services are provided through other operating subsidiaries of M&T Bank.

As of March 31, 2007, M&T Bank had 667 banking offices located in New York, Pennsylvania, Maryland, Delaware, Virginia, West Virginia, New Jersey and the District of Columbia, plus a branch in George Town, Cayman Islands. As of March 31, 2007, M&T Bank had consolidated total assets of $57 billion, deposits of $38.8 billion, and stockholder’s equity of $6.4 billion.

Competitors of M&T Bank include commercial banks, savings and loan associations, consumer and commercial finance companies, credit unions and other financial services companies. Based on legislation passed during 1994 that effectively permits nationwide banking in the United States and the Gramm-Leach-Bliley Act of 1999, M&T Bank has faced increasing competition in recent years and believes that the level of competition will continue to increase in the future.

M&T Bank is subject to extensive regulation by federal and state regulators, including the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) and the FDIC, and the New York State Banking Department. These regulatory bodies examine M&T Bank and supervise numerous aspects of its business. The principal offices of M&T Bank are located at One M&T Plaza, Buffalo, New York 14203.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes” in this prospectus supplement.

Issuer	M&T Bank Corporation, a corporation incorporated under New York law.

Notes offered	$300,000,000 aggregate principal amount of 5.375% Senior Notes due 2012.

Maturity	May 24, 2012.

Interest rate	The Notes will bear interest at the rate of 5.375% per annum from the date of issuance.

Interest payment dates	We will pay interest on the Notes semi-annually in arrears each May 24 and November 24, commencing on November 24, 2007.

Record dates	Interest will be paid to the person in whose name a Note is registered at the close of business on the 15th calendar day (whether or not a Business Day) preceding the related date an interest payment is due with respect to such Note.

Ranking	The Notes will be our senior unsecured obligations and will rank pari passu among themselves and will rank equal in right of payment to all our existing and future unsubordinated and unsecured obligations.

Use of proceeds	The net proceeds from the offering will be approximately $298,535,000, after deducting the discounts and commissions payable to the underwriters and estimated offering expenses payable by us. We intend to use these proceeds for general corporate and banking purposes in the ordinary course of business. For further information, see “Use of Proceeds” in this prospectus supplement.

Ratings	The Notes have the following senior debt ratings: “A-” from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), “A2” from Moody’s Investor Services, Inc. (“Moody’s”), “A-” from Fitch, Inc. (“Fitch”), and “A (low)” from Dominion Bond Rating Service (“Dominion”). Such ratings reflect only the views of S&P, Moody’s, Fitch and Dominion, respectively, and are not recommendations to buy, sell or hold the Notes. Ratings are subject to revision or withdrawal at any time by the rating agencies. We are not incorporating any report by any rating agency herein.

Form and denomination	The Notes will be issued as fully registered global notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Beneficial interests in the global notes must be held in denominations of $5,000 or any amount in excess thereof which is an integral multiple of $1,000.

Certain covenants	The Indenture will contain certain covenants that, among other things, limit our ability to:

• Dispose of voting stock of our principal banking subsidiary; or

• Permit liens to be placed on the capital stock of our principal banking subsidiary.

See “Description of the Notes — Certain Restrictive Covenants” in this prospectus supplement and “Debt Securities — Restrictive Covenants” in the accompanying prospectus.

Further issuances	The amount of notes we can issue under the Indenture is unlimited. We will issue Notes in the initial aggregate principal amount of $300,000,000. However, we may, without your consent and without notifying you, create and issue further notes ranking equally and ratably with the Notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the Notes offered by this prospectus supplement and will have the same terms as to interest rate, maturity, covenants or otherwise.

Events of default	For a discussion of events that will permit acceleration of the payment of the principal of the Notes, see “Description of Notes — Events of Default; Waivers” in this prospectus supplement.

Indenture and Trustee	The Notes will be issued under an Indenture, to be dated as of May 24, 2007, with The Bank of New York, as Trustee.

Governing law	The Notes will be governed by and construed in accordance with the laws of the State of New York.

No listing	The Notes will not be listed on any national securities exchange.

RISK FACTORS

Your decision whether or not to invest in the Notes will involve risk. You should be aware of, and carefully consider, the following risk factors, along with all of the other information included or incorporated by reference in this prospectus supplement, including the information included in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of M&T’s Annual Report on Form 10-K for the year ended December 31, 2006, before deciding whether to invest in the Notes.

An active trading market may not develop for the Notes.

There may not be a liquid trading market for the Notes. Illiquidity may have an adverse effect on the market value of the Notes.

We do not intend to arrange for trading of the Notes on the New York Stock Exchange or quotation on any automated dealer quotation system or on any other securities exchange. Accordingly, we cannot assure you that an active trading market for the Notes will develop. If a market for the Notes does develop, the price of such Notes may fluctuate and liquidity may be limited. If a market for the Notes does not develop, you may be unable to resell such Notes for an extended period of time, if at all.

The Notes are unsecured and subordinated to our secured debt, which makes the claims of holders of secured debt senior to the claims of holders of the Notes.

The Notes will be unsecured. The holders of any secured debt that we may have may foreclose on our assets securing our debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt. The holders of any secured debt that we may have also would have priority over unsecured creditors in the event of our liquidation. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have would be entitled to proceed against their collateral, and that collateral will not be available for payment of unsecured debt, including the Notes. As a result, the Notes will be effectively subordinated to any secured debt that we may have.

The Notes are our obligations and not obligations of our subsidiaries and will be effectively subordinated to the claims of our subsidiaries’ creditors.

The Notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make payments on the Notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from subsidiaries, it is unlikely that we will have sufficient funds to make payments on the Notes.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are various regulatory restrictions on the ability of M&T Bank to pay dividends or make other payments to us. At March 31, 2007, M&T Bank could pay a total of approximately $147 million in dividends to us and still maintain its status as well-capitalized without prior regulatory approval.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the Notes to benefit indirectly from that distribution also will be subject to these prior claims. The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be effectively subordinated to all existing and future liabilities and obligations of our subsidiaries. At March 31, 2007, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $50.5 billion that would effectively rank senior to the Notes in the event of liquidation or otherwise.

The trading price of the Notes may fluctuate following their issuance.

If any of the Notes are traded after they are initially issued, they may trade at a discount from their initial offering price. If a trading market were to develop, future trading prices of the Notes may be volatile and will depend on many factors, including among others:

•	our financial condition and results of operations;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events that affect M&T or the financial markets generally;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

An increase in interest rates could result in a decrease in the relative value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

Ratings of each series of Notes may not reflect all risks of an investment in the Notes.

We expect that the Notes will be rated by at least three nationally recognized statistical rating organizations. The ratings of the Notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold the Notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, at any time ratings may be lowered or withdrawn in their entirety.

Our financial performance and other factors could adversely impact our ability to make payments on the Notes.

Our ability to make scheduled payments with respect to our indebtedness, including the Notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

The Notes are not insured.

The Notes are our unsecured obligations. The Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the FDIC, the Federal Reserve Board, the New York State Banking Department or any other governmental agency.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the three-month period ended March 31, 2007 and for each of the years in the three-year period ended December 31, 2006. The consolidated ratios of earnings to fixed charges have been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Interest expense (other than on deposits) includes interest on subordinated notes, federal funds purchased and securities sold under agreements to repurchase, advances from Federal Home Loan Banks (“FHLB”), and other funds borrowed. Amortization of discounts relating to the issuance of subordinated debt and purchase accounting adjustments relating to advances from FHLB are included in interest expense.

	For the
	Three Months		For the
	Ended		Year Ended
	March 31,		December 31,
	2007	2006	2006	2005	2004

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits	2.54	3.20	3.12	3.56	4.65
Including interest on deposits	1.63	1.90	1.81	2.16	2.83

USE OF PROCEEDS

The net proceeds from the sale of the Notes are estimated to be approximately $298,535,000, after deducting the discounts and commissions payable to the underwriters and $610,000 of estimated offering expenses payable by us. The net proceeds of the Notes will be used primarily for general corporate purposes, which may include among other purposes:

•	reducing or refinancing existing debt, which includes $200,000,000 aggregate principal amount of 7.2% subordinated notes of M&T due July 1, 2007;

•	investments by M&T;

•	investing in, or extending credit to, our subsidiaries;

•	possible acquisitions; and

•	stock repurchases.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

Based upon our historical and anticipated future growth and our financial needs, we will from time to time engage in additional financings of a character and amount that we determine as the need arises.

CAPITALIZATION OF M&T

The following table sets forth the unaudited capitalization of M&T and its consolidated subsidiaries as of March 31, 2007 on an actual basis and on an as adjusted basis to give effect to the sale of the Notes. This table should be read in conjunction with the financial statements of M&T and its subsidiaries incorporated by reference herein.

	As of March 31, 2007
	Actual	As Adjusted
	(Dollars in thousands — unaudited)

LONG-TERM DEBT
Senior notes:
5.375% due 2012 offered hereby	$—	$300,000
6.5% due 2008(a)	29,479	29,479
Subordinated notes of M&T(b):
7.2% due 2007	201,596	201,596
6.875% due 2009	103,497	103,497
Subordinated notes of M&T Bank(c):
8% due 2010(d)	126,693	126,693
3.85% Fixed Rate/Floating Rate due 2013	399,914	399,914
5.585% Fixed Rate/Floating Rate due 2020(e)	353,101	353,101
5.629% Fixed Rate/Floating Rate due 2021	500,000	500,000
Junior subordinated debentures associated with preferred capital securities of(f):
M&T Capital Trust I — 8.234% due 2027	154,640	154,640
M&T Capital Trust II — 8.277% due 2027	103,093	103,093
M&T Capital Trust III — 9.25% due 2027	68,303	68,303
First Maryland Capital I — 3-month LIBOR + 100 bps due 2027	143,789	143,789
First Maryland Capital II — 3-month LIBOR + 85 bps due 2027	141,488	141,488
Allfirst Asset Trust — 3-month LIBOR + 143 bps due 2029	101,835	101,835
Advances from Federal Home Loan Banks	3,602,285	3,602,285
Agreements to repurchase securities	1,625,001	1,625,001
Other	9,595	9,595

TOTAL LONG-TERM DEBT	$7,664,309	$7,964,309

STOCKHOLDERS’ EQUITY
Preferred stock ($1 par value, 1,000,000 shares authorized, none outstanding)	—	—
Common stock ($.50 par value, 250,000,000 shares authorized, 120,396,611 shares issued)	60,198	60,198
Common stock issuable (83,676 shares)	4,739	4,739
Additional paid-in capital	2,887,623	2,887,623
Retained earnings	4,553,630	4,553,630
Accumulated other comprehensive income (loss), net	(36,167)	(36,167)
Treasury stock — common, at cost (11,389,808 shares)	(1,216,839)	(1,216,839)

TOTAL STOCKHOLDERS’ EQUITY	6,253,184	6,253,184

TOTAL CAPITALIZATION	$13,917,493	$14,217,493

(a)	These notes were issued by Keystone Financial Mid-Atlantic Funding Corp., a wholly-owned subsidiary of M&T, and are guaranteed by M&T as a result of its acquisition of Keystone Financial Inc. on October 5, 2000. Amount is net of unamortized purchase accounting adjustments of $(0.5) million.

(b)	M&T assumed these notes in connection with its acquisition of Allfirst on April 1, 2003. Amount is net of unamortized purchase accounting adjustments of $5.1 million.

(c)	Amount is net of unamortized discounts of $(0.1) million.

(d)	As a result of hedging activities, amount reflects a $10.5 million reduction to recognize changes in the fair value of the notes.

(e)	Amount reflects a $56.3 million reduction to recognize premium paid to exchange a portion of the 8% notes due 2010 in December 2005.

(f)	Net of unamortized purchase accounting adjustments of $(21.0) million.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF M&T

The following information has been derived from our consolidated financial statements as of and for the three-month periods ended March 31, 2007 and 2006 and as of and for each of the years in the three-year period ended December 31, 2006. You should read this information in conjunction with the consolidated financial statements of M&T, and the related notes thereto, and other detailed information, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in M&T’s 2007 First Quarter Report on Form 10-Q and in M&T’s 2006 Annual Report on Form 10-K. The results of interim periods are not necessarily indicative of results that may be expected for the full year.

M&T
Consolidated Summary Balance Sheet
(Dollars in thousands — unaudited)

	As of March 31,		As of December 31,
	2007	2006	2006	2005	2004

ASSETS
Cash and balances due from depository institutions	$1,445,767	$1,292,080	$1,612,145	$1,487,647	$1,344,870
Investment securities	7,027,709	8,294,067	7,251,598	8,400,164	8,474,619
Federal funds sold and securities purchased under agreements to resell	429,895	8,670	119,458	11,220	29,176
Loans and leases, net of unearned discount	43,507,176	40,858,598	42,947,297	40,330,645	38,398,477
Allowance for credit losses	(659,757)	(638,831)	(649,948)	(637,663)	(626,864)

Loans and leases, net	42,847,419	40,219,767	42,297,349	39,692,982	37,771,613
Other assets	6,091,681	5,605,278	5,784,355	5,554,393	5,318,443

TOTAL ASSETS	$57,842,471	$55,419,862	$57,064,905	$55,146,406	$52,938,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits interest-bearing	$31,323,282	$30,473,530	$32,030,526	$28,958,246	$27,012,108
Noninterest-bearing	7,614,624	7,697,855	7,879,977	8,141,928	8,417,365

Total deposits	38,937,906	38,171,385	39,910,503	37,100,174	35,429,473
Short-term borrowings	4,048,782	4,351,347	3,094,214	5,152,872	4,703,664
Subordinated debt	2,397,948	1,903,774	2,396,777	1,906,682	2,030,309
Other long-term borrowings	5,266,361	4,188,796	4,493,964	4,290,312	4,318,250
Accrued interest and other liabilities	938,290	885,091	888,352	819,980	727,411

Total liabilities	51,589,287	49,500,393	50,783,810	49,270,020	47,209,107
STOCKHOLDERS’ EQUITY
Common stock	60,198	60,198	60,198	60,198	60,198
Additional paid-in capital and other	1,675,523	1,975,083	1,831,030	2,059,843	2,415,738
Retained earnings	4,553,630	4,007,075	4,443,441	3,854,275	3,270,887
Accumulated other comprehensive income (loss), net	(36,167)	(122,887)	(53,574)	(97,930)	(17,209)

Total stockholders’ equity	6,253,184	5,919,469	6,281,095	5,876,386	5,729,614

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,842,471	$55,419,862	$57,064,905	$55,146,406	$52,938,721

M&T
Consolidated Summary Income Statement and Other Information
(Dollars in thousands — unaudited)

	For the Three Months Ended
	March 31,		For the Year Ended December 31,
	2007	2006	2006	2005	2004

Interest income	$861,049	$777,272	$3,314,093	$2,788,694	$2,298,732
Interest expense	410,622	330,246	1,496,552	994,351	564,160

Net interest income	450,427	447,026	1,817,541	1,794,343	1,734,572
Provision for credit losses	27,000	18,000	80,000	88,000	95,000

Net interest income after provision for credit losses	423,427	429,026	1,737,541	1,706,343	1,639,572
Other income	236,483	252,931	1,045,852	949,718	942,969
Other expense	399,037	382,003	1,551,751	1,485,142	1,516,018

Income before income taxes	260,873	299,954	1,231,642	1,170,919	1,066,523
Income taxes	84,900	97,037	392,453	388,736	344,002

Net income	$175,973	$202,917	$839,189	$782,183	$722,521

Ratio analysis
Return on average assets	1.25%(a)	1.49%(a)	1.50%	1.44%	1.40%
Return on average tangible assets(b)	1.40%(a)	1.64%(a)	1.67%	1.60%	1.59%
Return on average equity	11.38%(a)	13.97%(a)	13.89%	13.49%	12.67%
Return on average tangible equity(b)	24.11%(a)	29.31%(a)	29.55%	29.06%	28.76%
Net interest margin(c)	3.64%(a)	3.73%(a)	3.70%	3.77%	3.88%
Net charge-offs to average loans	0.16%(a)	0.17%(a)	0.16%	0.19%	0.22%

	As of March 31,		As of December 31,
	2007	2006	2006	2005	2004

Leverage ratio (Tier 1 capital to total assets)	7.06%	7.02%	7.20%	6.94%	6.73%
Tier 1 capital to risk-weighted assets	7.60%	7.62%	7.74%	7.56%	7.31%
Total capital to risk-weighted assets	11.61%	10.89%	11.78%	10.85%	10.91%
Nonperforming loans as a percent of period end loans (net of unearned discount)	0.63%	0.35%	0.52%	0.39%	0.45%
Nonperforming assets as a percent of period end loans and other assets owned (net of unearned discount)	0.66%	0.37%	0.55%	0.41%	0.48%
Allowance for credit losses as a percent of period end loans (net of unearned discount)	1.52%	1.56%	1.51%	1.58%	1.63%
Allowance for credit losses as a percent of nonperforming loans	241%	448%	290%	408%	364%

(a)	Annualized.
(b)	Excludes amortization and balances related to goodwill, core deposit and other intangibles and merger-related expenses, net of applicable taxes.
(c)	Net interest margin on a fully taxable-equivalent basis.

DESCRIPTION OF THE NOTES

The following summaries of certain provisions of the Notes do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Notes and the Indenture, including the definitions therein.

General

The Notes will be issued under an Indenture to be dated as of May 24, 2007, as the same may be supplemented and amended from time to time (the “Indenture”), between M&T, as issuer, and The Bank of New York, as trustee (the “Trustee”). The Indenture is more fully described under the caption “Debt Securities” in the accompanying prospectus. Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture. The Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC, as depositary, in denominations of $5,000 or any amount in excess thereof that is an integral multiple of $1,000. See “Book-Entry Issuance — Book-Entry System.”

The Notes will be unsecured, senior obligations of M&T. There is no sinking fund for the Notes. The Notes are not redeemable prior to maturity. No recourse shall be had for the payment of principal of or interest on any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, agent, officer or director as such, past, present or future, of M&T or of any successor corporation. The Notes will not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring of M&T or its subsidiaries or significant sales of M&T capital stock by holders of such stock or any other event involving M&T or its subsidiaries that may adversely affect the credit quality of M&T.

The Notes do not evidence deposits and are not, and will not be, insured by the FDIC or any other government agency or insurer.

Principal and Interest Payments

Payment of the full principal amount of the Notes will be due on May 24, 2012.

M&T will pay interest on the Notes semi-annually in arrears on each May 24 and November 24, commencing November 24, 2007. Each such payment of interest is referred to as an “Interest Payment Date” for the Notes. Interest will be paid to the person in whose name such Note was registered at the close of business on the 15th calendar day (whether or not a Business Day) preceding the related Interest Payment Date. However, interest not punctually paid or duly made available for payment, if any, will be paid instead to the person in whose name the Note is registered on a special record date rather than on the regular record date.

From and including the date of issuance, the Notes will bear interest at a rate of 5.375% per annum. M&T will make the first interest payment on November 24, 2007. The amount of interest payable on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Except as described below for the first and last Interest Periods (as defined below), on each Interest Payment Date, M&T will pay interest for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the next day preceding that Interest Payment Date (an “Interest Period”). The first Interest Period will begin on and include the date of issuance and end on and include November 24, 2007. The last Interest Period will begin on and include the Interest Payment Date immediately preceding the date of maturity and end on and include the day immediately preceding the date of maturity.

In the event that an Interest Payment Date is not a Business Day (as defined below), M&T will pay interest on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the date of maturity falls on a day that is not a Business Day, the payment of principal and interest, if any, will be made on the next day that is a Business Day, with the same force and effect as if made on such date of maturity, and without any interest or other payment with respect to the delay. For purposes of this “Description of the Notes” section, the term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or the City of Buffalo, New York or on which the Corporate Trust office of the Trustee is closed for business.

Denominations

The Notes will be issued in book-entry form and will be represented by global certificates in denominations of $5,000 and integral multiples of $1,000, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company.

Ranking of Senior Notes

The Notes will be our senior unsecured obligations and will rank pari passu in right of payment with each other and our other unsecured and unsubordinated obligations. Senior indebtedness of M&T presently includes:

•	any borrowings under the $30 million credit facility under a Credit Agreement dated as of December 15, 2000 with Citibank, N.A.;

•	any outstanding commercial paper issued by M&T; and

•	M&T’s guarantee of the 6.5% Senior Medium Term Notes due 2008 issued by Keystone Financial Mid-Atlantic Funding Corp.

As of March 31, 2007, there were no borrowings under the Credit Agreement and no commercial paper issued by M&T. As of March 31, 2007, the outstanding amount due under the unsecured Keystone Financial Mid-Atlantic Funding Corp. Senior Medium Term Notes due 2008 was $29.5 million.

Although we currently have no senior secured indebtedness, the Notes will be subordinate to any senior secured indebtedness we may issue in the future. In addition, the Notes are our obligations and not those of our subsidiaries and, as such, will be effectively subordinate to the claims of our subsidiaries’ creditors.

The Notes will rank equally with all of our future unsecured indebtedness, except that the Notes will be senior in right of payment to any subordinated indebtedness which states in its terms that it is subordinate to our senior debt securities.

Certain Restrictive Covenants

Disposition of Voting Stock of Certain Subsidiaries.

The Indenture will provide that, subject to the exceptions noted therein and described in the accompanying prospectus, for so long as any Notes are issued and outstanding, we may not sell or otherwise dispose of, or permit the issuance of, any shares of voting stock or any security convertible or exercisable into shares of voting stock of a principal subsidiary bank of ours or any subsidiary of ours which owns a controlling interest in a principal subsidiary bank. A “principal subsidiary bank” is any subsidiary (as defined in the Indenture) that is a bank (as defined in the Indenture) that has total assets equal to 50% or more of our consolidated assets, determined as of the date of the most recent financial statements of such entities, or any other subsidiary bank designated as a principal subsidiary bank by our board of directors. As of the date of this prospectus supplement, M&T Bank is our only principal subsidiary bank. Any future designation of a banking subsidiary as a principal subsidiary bank with respect to the Notes will remain effective until the Notes have been repaid.

Limitation upon Liens on Certain Capital Stock.

The Indenture will provide that, subject to the exceptions noted therein and described in the accompanying prospectus, we will not, at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon: (i) any shares of capital stock of any principal subsidiary bank, other than directors’ qualifying shares; or (ii) any shares of capital stock of a subsidiary which owns capital stock of any principal subsidiary bank.

Events of Default; Waivers

The following events will be “Events of Default” with respect to the Notes:

•	Default in any principal or premium payment at maturity;

•	Default for 30 days in any interest payment;

•	Failure by us for 90 days in performing any other covenant or warranty in the Notes (other than a covenant or warranty solely for the benefit of another series of senior debt securities) after:

•	We are given written notice by the Trustee; or

•	The holders of at least 25% in aggregate principal amount of the outstanding Notes give written notice to us and the Trustee; and

•	Bankruptcy, insolvency or reorganization of us or one or more of our principal subsidiary banks.

If an Event of Default under the Notes has occurred and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount of the Notes to be due and payable immediately. No such declaration is required, however, with respect to an Event of Default triggered by bankruptcy, insolvency or reorganization. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of the Notes. In addition, the holders of a majority in principal amount of the Notes may waive any past default with respect to the Notes, except for a default:

•	In any principal, premium or interest payment; or

•	Of a covenant which cannot be modified without the consent of each holder of the Notes.

Any waiver so effected will be binding on all holders of the Notes.

In the event of our bankruptcy, insolvency or reorganization, Note holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

Modification and Waiver

We may modify or amend the Indenture with the consent of the Trustee, in some cases without the consent of the holders of the Notes. Certain modifications and amendments also require the consent of the holders of at least a majority in aggregate principal amount of the Notes. Further, without the consent of the holder of each Note, we may not amend or modify the Indenture to do any of the following:

•	Change the stated maturity of the principal, or any installment of principal or interest;

•	Reduce any principal amount, premium or interest;

•	Change the place of payment where, or the currency or currency unit in which, any principal, premium or interest on any Note is payable;

•	Impair the right to institute suit for the enforcement of any payment on or after its stated maturity;

•	Reduce the percentage of holders of the Notes necessary to modify or amend the Indenture; or

•	Modify the requirements or reduce the percentage of aggregate principal amount of Notes required to be held by holders seeking to waive compliance with certain provisions of the Indenture or seeking to waive certain defaults.

The holders of at least a majority in aggregate principal amount of the Notes may waive, insofar as the Notes are concerned:

•	Our compliance with a number of restrictive provisions of the Indenture;

•	Any past default with respect to the Notes, except a default in the payment of the principal, or premium, if any, or interest on the Notes or in respect of an Indenture covenant which cannot be modified or amended without each Note holder consenting.

Any waiver so effected will be binding on all holders of the Notes.

Consolidation, Merger and Sale of Assets

The Indenture provides that M&T may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person, unless: (i) the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets, (a) is a corporation, partnership or trust organized and existing under the laws of the United States of America or the District of Columbia and (b) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the Notes, and the performance of any other covenants under the Indenture; and (ii) immediately after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing under the Indenture.

Trustee

The Notes will be issued under the Indenture with The Bank of New York, as Trustee.

Defeasance and Discharge

The terms of the Indenture relating to Defeasance and Discharge will apply to the Notes. These provisions are described in the accompanying prospectus under the heading “Debt Securities — Defeasance and Disclosure.”

Further Issuances

The amount of notes we can issue under the Indenture is unlimited. We will issue Notes in the initial aggregate principal amount of $300,000,000. However, we may, without your consent and without notifying you, create and issue further notes ranking equally and ratably with the Notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the Notes offered by this prospectus supplement and will have the same terms as to interest rate, maturity, covenants or otherwise.

Notices

Notices to holders of Notes will be given by first-class mail to the addresses of such holders as they appear in the note register.

Governing Law

The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

BOOK-ENTRY ISSUANCE

Book-Entry System

The Notes will be issued as fully registered global notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Investors may elect to hold their interest in the global notes through DTC in the United States or, in Europe, through Euroclear or Clearstream. Beneficial interests in the global notes must be held in denominations of $5,000 or any amount in excess thereof which is an integral multiple of $1,000. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Notes represented by a global note may be exchanged for definitive notes in registered form only if:

•	DTC notifies M&T in writing that it is no longer willing or able to act as a depositary for that global note and M&T does not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and M&T does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	M&T, at its option, notifies the Trustee in writing that M&T elects to cause the issuance of Notes in definitive form; or

•	any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes.

In such circumstances, upon surrender by DTC or a successor depositary of the global notes, Notes in definitive form will be issued to each person that DTC or a successor depositary identifies as the beneficial owner of the related Notes. Upon issuance of Notes in definitive form, the Trustee is required to register these Notes in the name of, and cause the same to be delivered to, this person or these persons (or the nominee thereof). These Notes would be issued in fully registered form without coupons, in denominations of $5,000 or any amount in excess thereof which is an integral multiple of $1,000 and subsequently may not be exchanged by a holder for Notes in denominations of less than $5,000.

M&T will make principal and interest payments on all Notes represented by a global note to the Trustee which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner of the Notes represented by global notes. Neither M&T nor the Trustee will be responsible or liable for:

•	the records relating to, or payments made on account of, beneficial ownership interests in a global note;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any records relating to the beneficial ownership interests in a global note.

DTC has advised M&T and the Trustee that its current practice is to credit participants’ accounts on each payment date with payments of principal or interest in amounts proportionate to their respective beneficial interests in the principal amount represented in the global notes as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in a “street name,” and will be the sole responsibility of those participants.

The Clearing System

DTC.  So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by that global note for all purposes of the Notes. Owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of the Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of their notes in certificated form. These laws may impair the ability to transfer beneficial interests in a global note.

M&T understands that, under existing industry practices, if M&T requests holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the Indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial holders owning through those participants to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised M&T that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC participants in deposited securities through electronic book-entry changes to the accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC direct participants, who maintain accounts directly with DTC, include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation, which, in term, is owned by a number of DTC’s direct participants and by other entities. Access to DTC’s system is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised M&T that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream.  Clearstream has advised M&T that it is incorporated under Luxembourg law as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Notes. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear.  Euroclear has advised M&T that it was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear plc, a U.K. corporation (the “Euroclear Clearance System”). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulates and examines the Euroclear Operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipts of payments with respect to securities in Euroclear.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

Global Clearance

Initial settlement for the Notes of each series will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled in immediately available funds using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions of the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositories.

Because of time-zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. Although DTC, Euroclear and Clearstream have agreed to the procedures described above in order to facilitate transfers of Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither M&T nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes by a U.S. Holder (as defined below). Also following is general information regarding the U.S. federal income tax consequences of the purchase, beneficial ownership or disposition of the Notes by a holder that is not a U.S. Holder (“Non-U.S. Holder”).

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued under the Code, judicial authority and administrative rulings and practice, all of which are subject to change and differing interpretation. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described in this prospectus supplement. This summary addresses only tax consequences to investors that purchase the Notes pursuant to this Prospectus supplement at the price set forth on the cover page. This summary assumes the Notes will be held as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as insurance companies, financial institutions, tax-exempt organizations, partnerships or other pass-through entities (and persons holding the Notes through a partnership or other pass-through entity), retirement plans, regulated investment companies, securities dealers, traders in securities who elect to apply a mark-to-market method of accounting, persons holding the Notes as part of a “straddle,” “constructive sale,” or a “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment, expatriates or persons whose functional currency for tax purposes is not the U.S. dollar). This summary also does not discuss any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction or, except to the extent provided below, any tax consequences arising under U.S. federal tax laws other than U.S. federal income tax laws. M&T does not intend to seek a ruling from the Internal Revenue Service, or the “IRS,” with respect to any matters discussed in this section, and M&T cannot assure you that the IRS will not challenge one or more of the tax consequences described below. The term “holder” as used in this section refers to a beneficial holder of the Notes and not the record holder.

Persons considering the purchase of the Notes, including any persons who would be Non-U.S. Holders, should consult their own tax advisors concerning the application of U.S. federal tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes by a holder that is a U.S. person, or a “U.S. Holder.” For purposes of this discussion, a U.S. person means:

•	a citizen or resident of the United States;

•	a corporation or other business entity taxable as a corporation created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or certain electing trusts that were in existence on August 20, 1996 and were treated as domestic trusts before that date.

If a partnership holds Notes, the tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Persons who are partners in a partnership holding Notes should consult their tax advisors.

U.S. Federal Tax Consequences to U.S. Holders

     Taxation of Interest

Stated interest on the Notes will be taxable to a U.S. Holder as ordinary interest income. A U.S. Holder must report this income either when it accrues or is received, depending on the holder’s method of accounting for U.S. federal income tax purposes.

     Treatment of Dispositions of Notes

Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts received in respect of accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder’s tax basis in the Note. A U.S. Holder’s tax basis in a Note generally will be the cost of the Note to the U.S. Holder less any principal payments received by that U.S. Holder. Gain or loss realized on the sale, exchange, retirement or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange, retirement or other taxable disposition, the U.S. Holder has held the Note for more than one year. The ability to deduct capital losses is subject to limitation under U.S. federal income tax laws. Net long-term capital gain recognized by a non-corporate U.S. Holder is generally taxed at preferential rates.

U.S. Federal Tax Consequences to Non-U.S. Holders

The following is a general discussion of U.S. federal income consequences and, only to the extent provided below, certain U.S. federal estate tax consequences of the purchase, beneficial ownership and disposition of the Notes by a holder that is a “Non-U.S. Holder.” The following discussion applies only to Non-U.S. Holders. This discussion does not address all aspects of U.S. federal income or estate taxation that may be relevant to such Non-U.S. Holders in light of their particular circumstances. For example, special rules may apply to a Non-U.S. Holder that is a “controlled foreign corporation” or a “passive foreign investment company.”

For purposes of the following discussion, any interest income and any gain realized on the sale, exchange, retirement or other taxable disposition of the Notes will be considered “U.S. trade or business income” if such interest income or gain is (i) effectively connected with the conduct of a trade or business in the United States or (ii) in the case of a treaty resident, attributable to a permanent establishment (or in the case of an individual, to a fixed base) in the United States.

     Taxation of Interest

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest income on the Notes if each of the following requirements is satisfied:

•	The interest is not U.S. trade or business income.

•	The Non-U.S. Holder provides to M&T or the fiscal and paying agent an appropriate completed statement on an IRS Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person, and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. If a Note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, this requirement is satisfied if (i) the Non-U.S. Holder provides such a form to the organization or institution, and (ii) the organization or institution, under penalties of perjury, certifies to M&T that it has received such a form from the beneficial owner or another intermediary and furnishes M&T or the fiscal and paying agent with a copy. In addition, Non-U.S. Holders that are entities rather than individuals must satisfy certain special certification requirements.

•	The Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of M&T’s stock.

•	The Non-U.S. Holder is not a “controlled foreign corporation” that is actually or constructively related to M&T.

If these conditions are not met, a 30% withholding tax will apply to interest income on the Notes, unless one of the following two exceptions is satisfied. The first exception is that an applicable income tax treaty reduces or eliminates such tax, and a Non-U.S. Holder claiming the benefit of that treaty provides to M&T or the fiscal and paying agent a properly executed IRS Form W-8BEN and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. The second exception is that the interest is U.S. trade or business income (and, where a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base, as applicable, maintained by the Non-U.S. Holder) and the Non-U.S. Holder provides an appropriate statement to that effect on an IRS Form W-8ECI. In the case of the second exception, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the Notes in the same manner as U.S. Holders, as described above. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to an additional “branch profits” tax on such income.

     Treatment of Dispositions of Notes

Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, retirement or other disposition of a Note unless:

•	such holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or

•	the gain is U.S. trade or business income.

     Treatment of Notes for U.S. Federal Estate Tax Purposes

A Note held, or treated as held, by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax, provided the Non-U.S. Holder does not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of M&T’s stock and payments of interest on such Notes would not have been considered U.S. trade or business income.

U.S. Information Reporting Requirements and Backup Withholding Tax Applicable to U.S. Holders and Non-U.S. Holders

Information reporting requirements generally will apply to certain payments to a U.S. Holder of interest and principal on, and proceeds received from the sale, exchange, retirement or other taxable disposition of, a Note, unless the holder is an exempt recipient, such as a corporation. In addition, backup withholding may apply to such payments or proceeds if the U.S. Holder (that is not an exempt recipient) fails to furnish the payor with a correct taxpayer identification number or other required certification, has been notified by the IRS that it is subject to backup withholding for failing to report interest or dividends required to be shown on the holder’s federal income tax returns, or otherwise fails to comply with applicable requirements of the backup withholding rules.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to interest or principal payments on the Notes if such holder certifies under penalties of perjury that it is not a U.S. person and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. However, information reporting may still apply with respect to interest or principal payments.

In addition, a Non-U.S. Holder will not be subject to backup withholding with respect to the proceeds of the sale, exchange, retirement or other taxable disposition of a Note made within the United States or conducted through certain United States financial intermediaries if such holder certifies under penalties of perjury that it is not a U.S. person and the payor does not have actual knowledge or reason to know that such holder is a U.S. person or such holder otherwise establishes an exemption. Payment of such proceeds generally will not be subject to information reporting if the Non-U.S. Holder certifies as to its taxpayer identification number or otherwise establishes an exemption. Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedure for obtaining such exemptions, if available.

Backup withholding is not an additional tax and may be refunded or credited against the holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in foreign countries under the provisions of a tax treaty or agreement.

ANY DISCUSSIONS OF U.S. FEDERAL TAX MATTERS SET FORTH IN THIS PROSPECTUS SUPPLEMENT WERE WRITTEN IN CONNECTION WITH THE PROMOTION AND MARKETING BY M&T AND THE UNDERWRITERS OF THE TRANSACTION DESCRIBED IN THIS PROSPECTUS SUPPLEMENT. SUCH DISCUSSIONS WERE NOT INTENDED OR WRITTEN TO BE LEGAL OR TAX ADVICE TO ANY PERSON AND WERE NOT INTENDED TO BE USED, AND THEY CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON. EACH HOLDER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name:

Underwriters	Principal Amount

Citigroup Global Markets Inc.	$200,000,000
Credit Suisse Securities (USA) LLC	100,000,000

Total	$300,000,000

The underwriting agreement provides that the obligations of the underwriters with respect to the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.

The underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at that price less a concession not to exceed .150% of the principal amount of the Notes. The underwriters may allow and the dealers may reallow a discount not to exceed .100% of the principal amount of the Notes on sales to other dealers. After the initial public offering, the public offering price and concessions to dealers may be changed by the underwriters.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by M&T

Per Note	.250%
Total	$750,000

M&T has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or, under certain circumstances, to contribute to payments which the underwriters may be required to make because of any of these liabilities.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment, stabilizing transactions and syndicate covering transactions.

•	Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

•	Stabilizing transactions involve bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

These transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. The underwriters are not required to engage in any of these activities and may end any of these activities at any time. The underwriters may also impose a penalty bid. Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when that underwriter, in covering syndicate short positions or making stabilizing purchases, purchases Notes originally sold by that syndicate member.

We estimate that the expenses for this offering payable by us, other than underwriting discounts and commissions, will be $610,000.

Currently, there is no public market for the Notes. The Notes will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters will have no obligation to make a market in the Notes, and may cease market-making activities, if commenced, at any time.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to M&T;

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

•	it will not offer or sell any Notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

•	it and each of its affiliates have not offered or sold, and will not offer or sell, the Notes by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the Notes other than with respect to the Notes to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent; and

•	this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Certain of the underwriters and their affiliates have, from time to time, performed banking, financial advisory and/or investment banking services for M&T Bank and M&T and its subsidiaries and may do so in the future. Certain of the underwriters and their affiliates may be customers of, including borrowers from, M&T Bank and M&T and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the Notes offered hereby will be passed upon for M&T by Mark W. Yonkman, Senior Vice President and General Counsel of M&T Bank, and by Wachtell, Lipton, Rosen & Katz, New York, New York, and for the underwriters by Arnold & Porter LLP, Washington, D.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of M&T as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report on Internal Control over Financial Reporting) as of December 31, 2006, incorporated by reference in this prospectus supplement, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report appearing therein.

PROSPECTUS
M&T BANK CORPORATION
$3,000,000,000

Debt Securities Preferred Stock Depositary Shares Common Stock Warrants of M&T BANK CORPORATION	Capital Securities of M&T CAPITAL TRUST IV M&T CAPITAL TRUST V M&T CAPITAL TRUST VI (Fully and unconditionally guaranteed as described herein by M&T Bank Corporation)
      We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $3,000,000,000 (or the equivalent in foreign currency or currency units). We may also issue common stock or other of the listed securities upon the exchange, conversion or exercise of the listed securities. We will describe specific terms of the securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
      M&T Bank Corporation’s common stock is traded on the New York Stock Exchange under the symbol “MTB.”
      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
      These securities will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This prospectus is dated February 14, 2005.

ABOUT THIS DOCUMENT
      This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplements, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
      Where appropriate, the applicable prospectus supplement will describe U.S. federal income tax considerations relevant to the securities being offered.
      M&T Bank Corporation is a New York corporation, which we refer to in this prospectus as “M&T”. M&T Capital Trust IV, M&T Capital Trust V and M&T Capital Trust VI are statutory trusts created under Delaware law. We refer to each trust separately as an “Issuer Trust” and we refer to them together as the “Issuer Trusts”. Together, we have filed a registration statement with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus, in one or more offerings, up to a total dollar amount of $3,000,000,000 (or the equivalent in foreign currencies or currency units).

      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references mean M&T.
      Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”
      When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.
      M&T and the Issuer Trusts may sell securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by M&T or an Issuer Trust directly or through dealers or agents designated from time to time, which agents may be our affiliates. If M&T, directly or through agents, solicits offers to purchase the securities, M&T reserves the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
      A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to M&T and each Issuer Trust. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. M&T also maintains a Web site (http://www.mandtbank.com) where information about M&T and its subsidiaries can be obtained. The information contained in the M&T Web site is not part of this prospectus.
      In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
      We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those portions that may be furnished under Items 2.02 and 7.01 of Form 8-K) until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Current Reports on Form 8-K, filed on January 12, January 13, February 18, March 11, April 20, July 8, July 12, October 12, and December 20, 2004, and on January 7 and January 11, 2005 (other than those portions furnished under Items 2.02, 7.01, 9 or 12); and

•	The description of M&T’s common stock and preferred stock contained in the Form 8-A that was filed on May 20, 1998.
      You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
M&T Bank Corporation
One M&T Plaza
Buffalo, New York 14203
(716) 842-5445
      No separate financial statements of any Issuer Trust are included in this prospectus. M&T and the Issuer Trusts do not consider that such financial statements would be material to holders of the capital securities because each Issuer Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding junior subordinated debentures (as defined under the heading “The Issuer Trusts”) of M&T and issuing the trust securities. Furthermore, taken together, M&T’s obligations under each series of corresponding junior subordinated debentures, the indenture under which the corresponding junior subordinated debentures will be issued, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of an Issuer Trust on a junior subordinated basis. For a more detailed discussion, see “The Issuer Trusts,” “Capital Securities and Related Instruments,” “Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures” and “Guarantees.” In addition, in accordance with Rule 12h-5 under the Securities Exchange Act of 1934, M&T does not expect any of the Issuer Trusts to file reports under the Exchange Act with the SEC.
FORWARD-LOOKING STATEMENTS
      This prospectus and each prospectus supplement contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to” or other similar words. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus, the prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus.
      These forward-looking statements are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.
      Future Factors include:

•	changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity;

•	credit losses;

•	sources of liquidity;

•	common shares outstanding;

•	common stock price volatility;

•	fair value of and number of stock options to be issued in future periods;

•	legislation affecting the financial services industry as a whole, and/or M&T and its subsidiaries individually or collectively;

•	regulatory supervision and oversight, including required capital levels;

•	increasing price and product/service competition by competitors, including new entrants;

•	rapid technological developments and changes;

•	the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the mix of products/services;

•	containing costs and expenses;

•	governmental and public policy changes, including environmental regulations;

•	protection and validity of intellectual property rights;

•	reliance on large customers;

•	technological, implementation and cost/financial risks in large, multi-year contracts;

•	the outcome of pending and future litigation and governmental proceedings;

•	continued availability of financing;

•	financial resources in the amounts, at the times and on the terms required to support our future businesses; and

•	the impact of acquisition activity, including material differences in the actual financial results of merger and acquisition activities compared to our initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
      These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic conditions, including interest rate and currency exchange rate fluctuations, and other Future Factors.
M&T BANK CORPORATION
      M&T is a New York corporation registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended (which we refer to in this prospectus as the “BHCA”) and under Article III-A of the New York Banking Law (which we refer to in this prospectus as the “Banking Law”). M&T’s principal executive offices are located at One M&T Plaza, Buffalo, New York 14203. M&T was incorporated in 1969 as the parent holding company for Manufacturers and Traders Trust Company (which is also known as “M&T Bank”), a New York-chartered, Buffalo-based bank that traces its origins to the mid-19th century. As of September 30, 2004, M&T Bank represented approximately 99% of the consolidated assets of M&T.
      As of September 30, 2004, M&T had, on a consolidated basis, total assets of approximately $52.9 billion, total deposits of approximately $35.0 billion and total shareholders’ equity of approximately $5.7 billion. M&T Bank currently has over 650 branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, the District of Columbia and the Cayman Islands and a leading position in the mid-Atlantic region of the United States. Through M&T Bank and its other subsidiaries, M&T offers a wide range of commercial banking, trust and investment services to its customers.
      M&T from time to time considers acquiring banks, thrifts, bank offices or other businesses within markets currently served by M&T or in other locations that would complement M&T’s business or its geographic reach. M&T has pursued acquisition opportunities in the past, continues to review different opportunities, including the possibility of major acquisitions, and intends to continue this practice.
USE OF PROCEEDS
      We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	reducing or refinancing existing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our subsidiaries;

•	possible acquisitions;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.
      Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.
      Each Issuer Trust will invest all proceeds received from any sale of its capital securities in junior subordinated debentures to be offered by M&T in connection with any offering of capital securities. Except as may be set forth in a prospectus supplement, M&T will use the net proceeds from the sale of the junior subordinated debentures to each Issuer Trust for the purposes described above.
      Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.
CONSOLIDATED EARNINGS RATIOS
      The following table provides M&T’s consolidated ratios of earnings to fixed charges and combined fixed charges and preferred stock dividend requirements:

	Nine Months
	Ended
	September 30		Years Ended December 31,

	2004		2003	2002	2001	2000	1999

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits	4.78	x	4.22	3.72	2.59	2.29	2.81
Including interest on deposits	2.88	x	2.56	2.12	1.58	1.46	1.55
CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
Excluding interest on deposits	4.78	x	4.22	3.72	2.59	2.29	2.81
Including interest on deposits	2.88	x	2.56	2.12	1.58	1.46	1.55

      For purposes of computing both the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements:

•	earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases; and

•	pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.
      Effective January 1, 2003, M&T began recognizing expense for stock-based compensation using the fair value based method of accounting described in Statement of Financial Accounting Standards (which we refer to in this prospectus as “SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended. M&T has chosen the retroactive restatement method described in SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” which amended SFAS No. 123. As a result, financial information for all prior periods presented above have been restated to reflect the salaries and employee benefits expense that would have been recognized had the recognition provisions of SFAS No. 123 been applied to all awards granted to employees after January 1, 1995.
REGULATORY CONSIDERATIONS
      We are extensively regulated under both federal and state law. M&T is a bank holding company under the BHCA. As such, the Board of Governors of the Federal Reserve System (which we refer to in this prospectus as the “Federal Reserve Board”) regulates, supervises and examines M&T and our nonbank subsidiaries. Each of our banking affiliates has deposit insurance provided by the Federal Deposit Insurance Corporation through either the Bank Insurance Fund or the Savings Association Insurance Fund. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to M&T, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the New York State Banking Department, which regulates us and M&T Bank, the Office of the Comptroller of the Currency, which regulates the activities of M&T Bank, N.A. and the SEC, which regulates the activities of certain subsidiaries engaged in securities-related businesses. Depository institutions, like our bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters.
      Our earnings are also affected by general economic conditions, our management policies and legislative action. In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.
      M&T Bank has a number of nonbank subsidiaries. These subsidiaries are subject to the laws and regulations of both the federal government and the various states in which they conduct business, as well as certain self regulatory organizations. For example, M&T Bank’s brokerage subsidiary is regulated by the SEC, the National Association of Securities Dealers, Inc. and state securities regulators. M&T Mortgage Corporation also is subject to state regulation in the states in which it operates. M&T Trust Company of Delaware, a nondepository trust company, is regulated by the Office of the State Bank Commissioner of Delaware.

      On April 1, 2003, we issued common stock representing approximately 22.5% of our outstanding common stock (after such issuance) to Allied Irish Banks, p.l.c. (which we refer to in this prospectus as “AIB”) in connection with our acquisition of Allfirst Financial, Inc. (which we refer to in this prospectus as “Allfirst”). As a result of AIB’s shareholdings of M&T common stock, AIB is M&T’s bank holding company for purposes of the BHCA and for purposes of Article III-A of the Banking Law. For a discussion of certain consequences relating thereto, as well as certain undertakings that AIB has made in connection therewith, please see the section entitled “Certain Post-Closing Bank Regulatory Matters” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this prospectus.

DEBT SECURITIES
      The following description summarizes the material provisions of the senior indenture, the subordinated indenture and the debt securities to be issued under these indentures. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act. The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Forms of the senior indenture and the subordinated indenture have been filed as exhibits to our SEC registration statement. Whenever particular defined terms of the senior indenture or the subordinated indenture (each as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.
General
      Senior debt securities will be issued in one or more series under an indenture to be entered into between M&T and a trustee. This indenture is referred to as the “senior indenture” and this trustee is referred to as the “senior trustee.” Subordinated debt securities will be issued under an indenture to be entered into between M&T and a trustee. This indenture is referred to as the “subordinated indenture” and this trustee is referred to as the “subordinated trustee.” The senior indenture and the subordinated indenture are also referred to together as the “indentures,” and the senior trustee and subordinated trustee are referred to together as the “trustees.” The trustees will be identified in applicable prospectus supplements.
      The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities that may be issued under the indentures. They provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at a premium, at par or at a discount. The indentures do not limit the amount of other debt that we may issue and do not contain financial or similar restrictive covenants. We expect from time to time to incur additional “senior indebtedness” and “other financial obligations” (each as defined below). The indentures do not prohibit or limit additional senior indebtedness or other financial obligations. Each indenture provides that there may be more than one trustee under the indenture with respect to different series of debt securities.
      Because we are a holding company and a legal entity separate and distinct from our subsidiaries, our rights to participate in any distribution of assets of a subsidiary upon its liquidation, reorganization or otherwise, and the holders of debt securities’ ability to benefit indirectly from that distribution, would be subject to prior creditor’s claims, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Claims on our subsidiary banks by creditors other than us include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us.
      The particular terms of any debt securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities and the percentage of principal amount at which they may be issued;

•	the date on which the principal of the debt securities must be paid;

•	the interest rates per annum of the debt securities, the methods of determining these rates, the dates from which the interest will accrue, the interest payment dates, the regular record date for the interest payable on any interest payment date, the person to whom any payment must be made, if other than the person in whose name that debt security is registered on the regular record date for such interest, and the payment method of any interest payable on a global debt security on an interest payment date;

•	if other than the location specified in this prospectus, the place where any principal, premium or interest on the debt securities must be paid;

•	any redemption and any mandatory or optional sinking fund provisions;

•	any repayment provision;

•	if other than denominations of integral multiples of $1,000, the denominations in which the debt securities will be issued;

•	if other than the principal amount, the portion of the debt securities’ principal amount that will be payable upon an acceleration of their maturity;

•	the currency or currency unit of payment of principal, premium, if any, and interest on the debt securities, and any index used to determine the amount of payment of principal, premium, if any, and interest on these debt securities;

•	whether the debt securities will be issued in permanent global form and, in such case, the initial depository and the circumstances under which such permanent global debt security may be exchanged;

•	whether the subordination provisions summarized below or other subordination provisions, including a different definition of “senior indebtedness,” “entitled persons” or “other financial obligations” will apply to the debt securities;

•	the terms and conditions of any obligation or right of M&T or a holder to convert or exchange debt securities into other securities; and

•	any other key aspects of the debt securities not specified in this prospectus.

      Unless otherwise described in the applicable prospectus supplement, principal, premium, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.
      Unless otherwise described in the applicable prospectus supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. As permitted by the indenture, unless otherwise described in the applicable prospectus supplement, the debt securities will be issued in permanent global form. See “Issuance of Global Securities.” No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment to cover any tax or other governmental charge payable in connection with a transfer or exchange.
      Both senior debt securities and subordinated debt securities may be issued as “original issue discount securities” (as defined below) to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations that apply to any original issue discount securities will be summarized in the applicable prospectus supplement. The term “original issue discount security” means any security that provides for an amount less than its principal amount to be due and payable upon the acceleration of its maturity.
      We refer to the applicable prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon a continuing “event of default” (as defined below).
Subordination of the Subordinated Debt Securities
      Our obligation to make any payment of principal or interest on subordinated debt securities will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of our senior indebtedness. Unless otherwise specified in the prospectus supplement relating to a specific series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture to mean the principal of (and premium, if any) and interest on:

•	all our “indebtedness for money borrowed,” including indebtedness of others guaranteed by us, other than the subordinated debt securities, whether outstanding on the date of execution of the indenture or incurred afterward, except indebtedness that by its terms expressly is not superior in payment right to the subordinated debt securities or ranks equal to the subordinated debt securities; and

•	any deferrals, renewals or extensions of any such indebtedness.
Senior indebtedness of M&T presently includes:

•	any borrowings under the $30 million credit facility under a Credit Agreement dated as of December 15, 2000 with Citibank, N.A. (which we refer to in this prospectus as the “Credit Facility”);

•	any outstanding commercial paper issued by M&T;

•	M&T’s guarantee of the 6.5% Senior Medium Term Notes due 2008 issued by Keystone Financial Mid-Atlantic Funding Corp.
The following subordinated debt of M&T, assumed in connection with the merger of Allfirst into M&T on April 1, 2003, is not considered to be senior indebtedness of M&T, is subordinate to senior debt securities and ranks on a parity with subordinated debt securities:

•	7.20% Subordinated Notes due July 1, 2007; and

•	6.875% Subordinated Notes due June 1, 2009.
The following indebtedness of M&T is not considered to be senior indebtedness of M&T and is subordinate to both senior debt securities and subordinated debt securities:

•	Floating Rate Junior Subordinated Debentures due January 15, 2027;

•	Floating Rate Junior Subordinated Debentures due February 1, 2027;

•	8.234% Junior Subordinated Debentures due February 1, 2027;

•	9.25% Junior Subordinated Debentures due February 1, 2027;

•	8.277% Junior Subordinated Debentures due June 1, 2027; and

•	Floating Rate Junior Subordinated Debentures due July 15, 2029.
The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, M&T for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	any capitalized lease obligations; and

•	any deferred obligation for payment of the purchase price of any property or assets.
      The payment of the principal and interest on the subordinated debt securities will, to the extent described in the subordinated indenture, be subordinate in payment right to the prior payment of all senior indebtedness. Unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities, in certain events of insolvency, the payment of the principal and interest on the subordinated debt securities will, to the extent described in the subordinated indenture, also be effectively subordinate in payment right to the prior payment of all other financial obligations. Upon any payment or distribution of assets to creditors in case of our liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated debt securities holders will be entitled to receive any payment of principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated debt securities (defined in the subordinated indenture as “excess proceeds”) and at that time, any “entitled persons” (as defined below) in respect of other financial obligations have not received payment of all amounts due on such other financial obligations, then such excess proceeds will first be applied to pay these other financial obligations before any payment may be applied to subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated debt securities holders will be entitled to receive any payment of principal or interest on their securities.
      Because of this subordination in favor of senior indebtedness holders, in the event of insolvency, our creditors who are not holders of senior indebtedness or subordinated debt securities may recover less, ratably, than senior indebtedness holders and may recover more, ratably, than subordinated debt security holders.
      Unless otherwise specified with respect to a series of subordinated debt securities in the related prospectus supplement:

•	“Other financial obligations” means all obligations of M&T to make payment under the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments such as:

•	swap agreements (including interest rate and foreign exchange rate swap agreements);

•	cap agreements;

•	floor agreements;

•	collar agreements;

•	interest rate agreements;

•	foreign exchange rate agreements;

•	options;

•	commodity futures contracts; and

•	commodity option contracts; and

•	similar financial instruments;
other than:

•	obligations on account of senior indebtedness; and

•	obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated debt securities.

•	“Entitled persons” means any person who is entitled to payment under the terms of other financial obligations.
      Our obligations under subordinated debt securities will rank equal in right of payment with each other, subject to the obligations of subordinated debt security holders to pay over any excess proceeds to entitled persons in respect of other financial obligations, unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities.
Conversion or Exchange
      If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares.

The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and manner described in the applicable prospectus supplement.
Defaults
      Senior Debt Securities. The following events will be “events of default” with respect to each series of senior debt securities:

•	default in any principal or premium payment on any security of that series at maturity;

•	default for 30 days in interest payment of any security of that series;

•	failure by us to deposit any sinking fund payment when due in respect of that series;

•	failure by us for 90 days in performing any other covenant or warranty in the senior indenture (other than a covenant or warranty solely for the benefit of another series of senior debt securities) after:

•	we are given written notice by the senior trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the senior trustee;

•	bankruptcy, insolvency or reorganization of us or one of our principal subsidiary banks; and

•	any other event of default provided for that series.
      A “principal subsidiary bank” is any subsidiary (as defined in the senior indenture) that is a bank (as defined in the senior indenture) and that has total assets equal to 50% or more of our consolidated assets, determined as of the date of the most recent financial statements of such entities, or any other subsidiary bank designated as a principal subsidiary bank by our board of directors. At present, our only principal subsidiary bank is M&T Bank.
      If an event of default for senior debt securities of any series outstanding has occurred and is continuing, either the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount specified by the terms of that series) of all securities of that series to be due and payable immediately. However, no such declaration is required with respect to an event of default triggered by bankruptcy, insolvency or reorganization. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of the outstanding securities of the series. In addition, the holders of a majority in principal amount of the outstanding securities of the series may waive any past default with respect to such series, except for a default:

•	in any principal, premium or interest payment; or

•	of a covenant which cannot be modified without the consent of each holder of outstanding senior debt securities of the series affected.
      Any annulment or waiver so effected will be binding on all holders of securities of that series.
      In the event of our bankruptcy, insolvency or reorganization, senior debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.
      The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior debt securities series before proceeding to exercise any right or power under the senior indenture at the holders’ request. The holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior debt securities of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability.
      We will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture.
      Subordinated Debt Securities. The payment of principal of the subordinated debt securities may be accelerated only upon an event of default (as defined below) specified in the subordinated indenture or in the specific terms of a series of subordinated debt securities (which will be described in the related prospectus supplement). These events are more limited than the events of default described above with respect to senior debt securities. In particular, there is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in performance of any covenants in the subordinated indenture.
      With respect to each series of subordinated debt securities, an “event of default” includes certain events involving our bankruptcy, insolvency or reorganization (but not the bankruptcy, insolvency or reorganization of any subsidiary). With respect to a particular series of subordinated debt securities, additional events of default may be provided, in which case they will be described in the related prospectus supplement.
      With respect to each series of subordinated debt securities, the subordinated indenture defines a “default” to include:

•	any event of default;

•	default in any principal or premium payment on any security of that series at maturity;

•	default for 30 days in interest payment of any security of that series;

•	failure by us for 90 days in performing any other covenant or warranty in the subordinated indenture (other than a covenant or warranty solely for the benefit of other series of subordinated debt securities) after:

•	we are given written notice by the subordinated trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the subordinated trustee; or

•	any other default provided for that series.
      If an event of default for subordinated debt securities of any series outstanding has occurred and is continuing, either the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount specified by the terms of that series) of all securities of that series to be due and payable immediately. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of the outstanding securities of the series. In addition, the holders of a majority in principal amount of the outstanding securities of the series may waive any past default with respect to such series, except for a default:

•	in any principal, premium or interest payment; or

•	of a covenant which cannot be modified without the consent of each holder of outstanding subordinated debt securities of the series affected.
Any annulment or waiver so effected will be binding on all holders of securities of that series.
      If a default with respect to subordinated debt securities of any series occurs and is continuing, the subordinated trustee may in its discretion proceed, at the sole expense of M&T, to protect and enforce its rights and the rights of the holders of subordinated debt securities of such series by such appropriate judicial proceedings as the subordinated trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the subordinated indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy.

      In the event of our bankruptcy, insolvency or reorganization, subordinated debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.
      The subordinated indenture contains a provision entitling the subordinated trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding subordinated debt securities series before proceeding to exercise any right or power under the subordinated indenture at the holders’ request. The holders of a majority in principal amount of outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any trust or other power conferred on the subordinated trustee, with respect to the subordinated debt securities of such series. The subordinated trustee, however, may decline to act if that direction is contrary to law or the subordinated indenture or would involve the subordinated trustee in personal liability.
      We will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture.
Modification and Waiver
      We may modify or amend an indenture with the consent of the relevant trustee, in some cases without obtaining the consent of security holders. Certain modifications and amendments also require the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding debt security issued under an indenture that would be affected, we may not amend or modify an indenture to do any of the following:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding debt security;

•	reduce any principal amount, premium or interest, on any outstanding debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

•	change the place of payment where, or the currency or currency unit in which, any principal, premium or interest on any outstanding debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after its stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding debt securities of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults.
      The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive, insofar as that series is concerned:

•	our compliance with a number of restrictive provisions of the relevant indenture; and

•	any past default with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding debt security of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding debt security holder consenting.
      Any waiver so effected will be binding on all holders of debt securities of that series.

      Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding debt securities for quorum purposes:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

•	the principal amount of outstanding debt securities denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of that outstanding debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding debt security, of the amount determined as provided in the bullet point above.
International Offering
      If specified in the applicable prospectus supplement, we may issue debt securities outside the United States of America. Those debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States of America, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.
      We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States of America (1) may be subject to certain selling restrictions, (2) may be listed on one or more foreign stock exchanges and (3) may have special U.S. federal income tax and other considerations applicable to an offering outside the United States of America.
Consolidation, Merger and Sale of Assets
      The indentures provide that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

•	the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets, (1) is a corporation, partnership or trust organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the debt securities, and the performance of any other covenants under the relevant indenture; and

•	immediately after giving effect to the transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, will have occurred and be continuing under the relevant indenture.
Restrictive Covenants
      Disposition of Voting Stock of Certain Subsidiaries. The terms of the senior indenture provide that, for so long as any senior debt securities are issued and outstanding, we may not sell or otherwise dispose of, or permit the issuance of, any shares of voting stock or any security convertible or exercisable into shares of voting stock of a principal subsidiary bank of ours or any subsidiary of ours which owns a controlling interest in a principal subsidiary bank. As of the date of this prospectus, M&T Bank is our only principal subsidiary bank. Any future designation of a banking subsidiary as a principal subsidiary bank with respect to senior debt securities of any series will remain effective until the senior debt securities of that series have been repaid.
      This restriction does not apply to dispositions made by us or any subsidiary:

•	acting in a fiduciary capacity for any person other than us or any subsidiary;

•	to us or any of our wholly-owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•	in connection with a merger of, or consolidation of, a principal subsidiary bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving that merger or consolidation, not less than the percentage of voting stock we held in the principal subsidiary bank prior to that action;

•	if that disposition or issuance is for fair market value as determined by our board of directors (or committee thereof), and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of that principal subsidiary bank or any subsidiary which owns a principal subsidiary bank;

•	if a principal subsidiary bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we hold directly or indirectly not less than the percentage of voting stock of that principal subsidiary bank we owned prior to that sale; or

•	if we or a subsidiary pledges or creates a lien on the voting stock of a principal subsidiary bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.
      Limitation upon Liens on Certain Capital Stock. Except as provided above, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal subsidiary bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal subsidiary bank.
      This restriction does not apply to:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books adequate reserves to cover the contested amount; or

•	the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.
Defeasance and Discharge
      The indentures provide that the terms of any series of debt securities may allow us to terminate some of our obligations with respect to the debt securities of that series (this procedure is often referred to as “defeasance”) by depositing with the applicable trustee as trust funds a combination of money and U.S. government obligations or foreign government obligations, as applicable, sufficient to pay the principal of or premium, if any, and interest on, the securities of such series as they come due.
      Defeasance is permitted only if, among other things, we deliver to the trustee an opinion of counsel substantially in the form described in the relevant indenture to the effect that the holders of the debt securities of that series will have no U.S. federal income tax consequences as a result.
      This termination will not relieve us of our obligation to pay when due the principal of, premium, if any, and interest on the debt securities of that series if the debt securities of that series are not paid from the money, foreign government obligations or U.S. government obligations held by the applicable trustee for the purpose of making these payments.
      Unless specified in the applicable prospectus supplement, these defeasance provisions of the applicable indenture will apply to each series of debt securities.

Title
      M&T, the trustees and any of their agents may treat the registered owner of any debt security as the absolute owner of that security, whether or not that debt security is overdue and despite any notice to the contrary, for any purpose. See “Issuance of Global Securities.”
Governing Law
      The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Trustees
      A trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee with respect to different series of debt securities, each will be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other, and any action to be taken by the “trustee” may then be taken by any trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
      In the normal course of business, M&T and its subsidiaries may conduct banking transactions with the trustees, and the trustees may conduct banking transactions with M&T and its subsidiaries.
PREFERRED STOCK
      The following briefly summarizes the material terms of M&T’s preferred stock, other than pricing and related terms to be disclosed in the applicable prospectus supplement. You should read the particular terms of any series of preferred stock offered by M&T which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of M&T’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the participant series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. M&T’s restated certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, $1 par value. As of the date of this prospectus, there were no shares of preferred stock outstanding.
      Under M&T’s restated certificate of incorporation, the board of directors of M&T is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the designation of the series;

•	the number of shares to comprise the series;

•	the dividend rate or rates payable with respect to the shares of the series;

•	the redemption price or prices;

•	the voting rights; and

•	any other relative rights, preferences and limitations pertaining to the series.
      Prior to the issuance of any series of preferred stock, the board of directors of M&T will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation.

      The rights of holders of any series of preferred stock offered may be adversely affected by the rights of holders of any other series of preferred stock. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of M&T and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by M&T may have the effect of rendering more difficult or discouraging an acquisition of M&T deemed undesirable by the board of directors of M&T.
      Under existing interpretations of the Federal Reserve Board, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities.” In such case, a holder of 25% or more of the preferred stock, or a holder of 5% or more of the preferred stock where the holder is otherwise a bank holding company, may then be regulated as a “bank holding company” with respect to M&T in accordance with the BHCA. In addition, at such time:

•	any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.
      Before redeeming any shares of preferred stock, M&T will obtain the approval of the Federal Reserve Board if then required by applicable law.
      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of M&T unless otherwise provided in the applicable certificate of designation.
      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
      Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
      Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of M&T out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of M&T or, if applicable, the records of the depositary referred to below under “Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.
      M&T may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

      Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.
      Similarly, M&T may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of M&T ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
      The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of M&T’s common stock.
Redemption
      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of M&T or the holder thereof and may be mandatorily redeemed.
      Any partial redemptions of preferred stock will be made in a way described in the applicable prospectus or, if not so described, in a way that the board of directors decides is equitable.
      Unless M&T defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Liquidation Preference
      Upon any voluntary or involuntary liquidation, dissolution or winding up of M&T, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of M&T on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from M&T after they have received their full liquidation preference.
Voting Rights
      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.
DEPOSITARY SHARES
      The following description summarizes the material provisions of the deposit agreement, the depositary shares and the depositary receipts. This description is not complete, and is qualified in its entirety by reference to the deposit agreement and depositary receipts for the depositary shares corresponding to any particular series of preferred stock. The form of the deposit agreement has been filed as an exhibit to our SEC registration statement. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement and may differ from the general description of terms presented below.
General
      We may offer fractional interests in shares of preferred stock, instead of whole shares of preferred stock. If so, we will allow a depositary to issue depositary shares to the public. The depositary shares will represent the fractional interest of a share of preferred stock of the series underlying the corresponding series of depositary shares.
      The shares of a preferred stock series underlying depositary shares will be deposited under a separate deposit agreement between M&T and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will mention the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the underlying series of preferred stock, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.
      Depositary shares will be evidenced by one or more depositary receipts issued under a deposit agreement.
      Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our order, issue temporary depositary receipts substantially identical to and entitling their holders to all the rights pertaining to the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and the temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and other Distributions
      The depositary will distribute all cash dividends or other cash distributions on the underlying preferred stock to the record depositary shareholders based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.
      If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.
      Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we provide to preferred stockholders of the underlying series will be made available to depositary shareholders.
Withdrawal of Stock
      Upon surrender of depositary receipts at the depositary’s office, a holder of depositary shares will be entitled to the number of whole shares of the underlying preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation
      Any terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.
Voting
      Upon receiving notice of any meeting at which holders of the underlying series of preferred stock are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders corresponding to that series of preferred stock. Each such depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the underlying shares of preferred stock. The depositary will vote those underlying preferred stock shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to the underlying preferred stock, it will abstain from voting those shares, unless otherwise indicated in the applicable prospectus supplement.
Amendment and Termination of Depositary Agreement
      We may change the form of the depositary receipt and the relevant deposit agreement with the consent of the depositary. Certain changes that significantly affect the rights of the depositary shareholders also require the consent of a majority of the outstanding depositary shareholders. The deposit agreement allows us or the depositary to terminate our obligations with respect to the deposit agreement only if:

•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution in respect of the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.
Charges of Depositary
      We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
      Each depositary will forward to the relevant depositary shareholders all reports and communications that we are required to furnish to preferred stockholders of the underlying series.
      Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of M&T and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.
Title
      M&T, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Issuance of Global Securities.”

Resignation and Removal of Depositary
      A depositary may resign at any time by delivering to us notice of its election, and we may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have combined capital and surplus of at least $50,000,000.
COMMON STOCK
      The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our restated certificate and bylaws as well as the New York Business Corporation Law. Our restated certificate and bylaws are, and any amendments to them will be, incorporated by reference in our SEC registration statement.
General
      The applicable prospectus supplement will describe the terms of the common stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the common stock which are not inconsistent with the provisions of our restated certificate of incorporation.
      The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued or may be issued in the future.
Authorized Common Stock
      Our restated certificate authorizes 250,000,000 shares of common stock, par value $0.50 per share. As of September 30, 2004, 116,166,024 shares of common stock were outstanding. Our common stock is traded on the New York Stock Exchange under the symbol “MTB.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.
Voting Rights
      Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.
Dividends
      Holders of common stock are entitled to dividends as and when declared by the board of directors out of funds legally available for the payment of dividends. The board of directors has in the past declared and paid regular dividends on a quarterly basis, and intends to continue to do so in the immediate future in such amounts as the board of directors determines from time to time.
      Most of the revenues of M&T available for payment of dividends derive from amounts paid to it by its subsidiaries. Under applicable banking law, the total of all dividends declared in any calendar year by each of our bank subsidiaries may not, without applicable regulatory approvals, exceed the aggregate of such bank’s net income and retained net income for the current year and the preceding two years.
      If, in the opinion of the federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the agency may require that the bank cease and desist from the practice. The Federal Reserve Board has similar authority with respect to bank holding companies. In addition, the federal bank regulatory agencies have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings. Finally, federal and state regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank, bank holding company or savings association under their jurisdiction. Compliance with the standards set forth in these guidelines could limit the amount of dividends that we and our affiliates may pay in the future.
      Under the terms of the junior indenture, we will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our common stock or preferred stock if, at that time, there is a default under the junior indenture or a related guarantee or M&T has delayed interest payments on the securities issued under the junior indenture. For a more detailed discussion of the junior indenture, see “Junior Subordinated Debentures.”
      M&T currently has outstanding $154.64 million aggregate liquidation amount of floating rate junior subordinated debentures due January 15, 2027, $154.64 million aggregate liquidation amount of floating rate junior subordinated debentures due February 1, 2027, $154.64 million aggregate liquidation amount of 8.234% junior subordinated debentures due February 1, 2027, $61.86 million aggregate liquidation amount of 9.25% junior subordinated debentures due February 1, 2027, $103.09 million aggregate liquidation amount of 8.277% junior subordinated debentures due June 1, 2027, and $105.31 million aggregate liquidation amount of floating rate junior subordinated debentures due July 15, 2029. The terms of these debentures permit M&T to defer interest payments on the debentures for up to five years. If M&T defers interest payments on these debentures, M&T may not during the deferral period:

•	declare or pay any cash dividends on any of its common stock or preferred stock;

•	redeem any of its common stock or preferred stock; or

•	purchase or acquire any of its common stock or make a liquidation payment on any of its common stock or preferred stock.
Rights upon Liquidation
      In the event of our liquidation, dissolution or winding up, the holders of common stock would be entitled to receive our net assets remaining after paying all liabilities and after paying all preferred stockholders (including holders of depositary shares) the full preferential amount to which those security holders are entitled.
Changes of Control
      Certain Provisions of New York Law. The New York Business Corporation Law restricts certain business combinations. The statute prohibits certain New York corporations from engaging in a merger or other business combination with a holder of 20% or more of the corporation’s outstanding voting stock (“acquiring person”) for a period of five years following acquisition of the stock unless the merger or other business combination, or the acquisition of the stock, is approved by the corporation’s board of directors prior to the date of the stock acquisition. The statute also prohibits consummation of such a merger or other business combination at any time unless the transaction has been approved by the corporation’s board of directors or by a majority of the outstanding voting stock not beneficially owned by the acquiring person or certain “fair price” conditions have been met. Under the provisions of the statute, M&T may amend its by-laws by a vote of the shareholders to elect not to be governed by this statute. The by-laws of M&T have been so amended and M&T is not currently governed by this statute.
      Federal Bank Regulatory Limitations. The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition; and

•	within that time period, the Federal Reserve Board does not issue a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. The acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as M&T, generally would constitute the acquisition of control.
      In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding common stock. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding common stock. A company’s obtaining “control” of M&T would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a class of voting securities,

•	the ability to elect a majority of the directors, or

•	the ability otherwise to exercise a controlling influence over management and policies.
Miscellaneous
      Holders of common stock do not have any preferential or preemptive right with respect to any securities of M&T or any conversion rights. The common stock is not subject to redemption. The transfer agent and registrar for the common stock is M&T Bank, Buffalo, New York.
Rights Relating to AIB’s Ownership of Common Stock
      Board Representation. The M&T bylaws (with respect to M&T) and the bylaws of M&T Bank (with respect to M&T Bank) provide that, as long as AIB remains a significant shareholder of M&T, AIB will have certain representation on the boards of directors of both M&T and M&T Bank and certain committees of M&T.
      Certain Actions. M&T’s bylaws also provide that, until AIB no longer holds 15% of the outstanding M&T common stock (we refer to such time as the “Sunset Date”), the M&T board of directors may not take or make any recommendation to M&T shareholders regarding certain actions, including any activity not permissible for a U.S. bank holding company or the adoption of any shareholder rights plan, without the approval of the Executive Committee, including the approval of the AIB designee serving on the committee.
      M&T’s bylaws further provide that, until the Sunset Date, the M&T board of directors may only take or make any recommendation to M&T shareholders regarding certain other actions, including certain reductions in M&T’s cash dividend policy, certain acquisitions or dispositions, any liquidation or dissolution of M&T or the election or appointment of the Chairman of the board of directors or the Chief Executive Officer of M&T, if the action has been approved by the Executive Committee, as applicable, and the members of such committee not voting in favor of the action do not include the AIB designee serving on such committee and at least one other member of the committee who is not an AIB designee.
      The bylaws described above may not be amended or repealed without the unanimous approval of the entire M&T board of directors or the approval of the holders of not less than 80% of the outstanding shares of M&T common stock. The provisions of the bylaws described above will automatically terminate when AIB holds less than 5% of the outstanding shares of M&T common stock, as determined under the Agreement and Plan of Reorganization, dated September 26, 2002, among AIB, Allfirst and M&T (which we refer to in this prospectus as the “Reorganization Agreement”).
      Investment Parameters. Subject to certain exceptions and as more fully described in the Reorganization Agreement, AIB has agreed that, until the second anniversary of the Sunset Date, it will not, directly or indirectly, acquire or offer to acquire more than 25% of the then outstanding shares of M&T common stock or otherwise seek to control or influence the management, the board of directors of M&T or policies of M&T.

      Anti-Dilution Protections. Under the terms of the Reorganization Agreement, AIB has certain rights to maintain its proportionate ownership of M&T’s common stock.
      Sale of M&T Common Stock. The M&T common stock issued to AIB in connection with the Allfirst acquisition has not been registered under the Securities Act and may only be disposed of by AIB pursuant to an effective registration statement or pursuant to an exemption from registration under the Securities Act and subject to the provisions of the Reorganization Agreement. These shares of M&T common stock are the subject of a registration rights agreement entered into between AIB and M&T.
      For further information regarding the rights of AIB with respect to the common stock of M&T, please refer to the Reorganization Agreement, our Annual Report on Form 10-K for the year ended December 31, 2003 and our by-laws, each of which are included as an exhibit to the registration statement of which this prospectus forms a part.
WARRANTS
      The following description summarizes the material provisions of each warrant agreement, the warrants and the warrant certificates. This description is not complete, and is qualified in its entirety by reference to the warrant agreement related to the warrants of any particular series. The form of warrant agreement has been filed as an exhibit to our SEC registration statement. The specific terms of any series of warrants will be described in the applicable prospectus supplement and may differ from the general description of terms presented below.
General
      We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock, and may be attached to or separate from those securities.
      Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between M&T and a bank or trust company acting as warrant agent with respect to that series. The warrant agent will have its principal office in the United States and having combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent.
      The particular terms of any series of warrants will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the warrants:

•	the offering price;

•	the currency for which such warrants may be purchased or exercised;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	certain federal income tax consequences of holding or exercising those warrants;

•	the terms of the securities issuable upon exercise of those warrants; and

•	any other terms of the warrants.
      Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrant holders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock, depositary shares or common stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights. You should be aware, however, that in the case of warrants to purchase preferred or common stock you may be treated as owning the underlying preferred or common shares for purposes of determining whether you control M&T for regulatory purposes as described elsewhere in this prospectus.
Exercise of Warrants
      Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price indicated in, or calculated as described in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date indicated in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
      Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described below under “Issuance of Global Securities,” by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
      If indicated in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.
Antidilution Provisions
      In the case of warrants to purchase common stock, the exercise price payable and the number of common stock shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any distribution by us to our common stockholders of evidences of indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events described in the applicable prospectus supplement.

      No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.
Modification
      We may modify or amend a warrant agreement with the consent of the relevant warrant agent, in some cases without obtaining the consent of warrant holders. Certain modifications and amendments also require the consent of the holders of at least a majority of the unexercised warrants issued under the warrant agreement that would be affected by the modification or amendment. Further, without the consent of each holder under a warrant agreement that would be affected, we may not amend or modify a warrant agreement to do any of the following:

•	change the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shorten the time period during which the warrants may be exercised;

•	otherwise adversely affect the exercise rights of such warrant holders in any material respect; or

•	reduce the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants.
Consolidation, Merger and Sale of Assets
      Each warrant agreement provides that we may consolidate with or merge into another corporation or transfer all or substantially all of our assets to another corporation, provided that:

•	either we must be the continuing corporation, or the corporation other than M&T formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of the United States or any state of the United States or the District of Columbia and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	immediately after giving effect to the transaction, M&T or that successor corporation must not be in default under the relevant warrant agreement.
Enforceability of Rights by Holders of Warrants
      Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrant holder may, without the warrant agent’s consent or of any other warrant holder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.
Replacement of Warrant Certificates
      We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrant holder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title
      M&T, the warrant agents and any of our agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Issuance of Global Securities.”
THE ISSUER TRUSTS
      The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

•	the capital securities to be issued by each Issuer Trust;

•	the junior subordinated debentures to be issued by us to each Issuer Trust, and the junior indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding junior subordinated debentures and the guarantees.
      Each Issuer Trust is a statutory trust formed under Delaware law pursuant to:

•	a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.
      Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.
      Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call “capital securities.” In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common ownership interests in such Issuer Trust to M&T, which we call “trust common securities.” All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities.”
      Each Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debentures from us; and

•	engaging in only those other activities necessary, convenient or incidental to these purposes (for example, registering the transfer of the trust securities).
      When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our junior subordinated debentures, which we call the “corresponding junior subordinated debentures.” The payment terms of the corresponding junior subordinated debentures will be virtually the same as the terms of that Issuer Trust’s capital securities, which we call the “related capital securities.”
      Each Issuer Trust will own only the applicable series of corresponding junior subordinated debentures. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding junior subordinated debentures. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.

      The issuance of the corresponding junior subordinated debentures will be made pursuant to an agreement between M&T and each Issuer Trust, which we call the “junior indenture.” Pursuant to the junior indenture, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities) and all costs and expenses of each Issuer Trust (including costs and expenses relating to the organization of each Issuer Trust, the fees and expenses of the Issuer Trustees and the cost and expenses relating to the operation of each Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which each Issuer Trust might become subject.
      The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See “Capital Securities and Related Instruments — Subordination of Trust Common Securities.” We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.
      Under certain circumstances, we may redeem the corresponding junior subordinated debentures that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities which it sold to the public and the trust common securities which it sold to us.
      Under certain circumstances, we may terminate an Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will only own the corresponding junior subordinated debentures we issued to the Issuer Trust.
      Generally, we need the approval of the Federal Reserve Board to redeem the corresponding junior subordinated debentures or to terminate one or more of the Issuer Trusts. A more detailed description is provided under the heading “Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution.”
      Unless otherwise specified in the applicable prospectus supplement:

•	each Issuer Trust will have a term of approximately 55 years from the date it issues its trust securities, but may terminate earlier as provided in the applicable trust agreement;

•	each Issuer Trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the trust common securities;

•	the trustees for each Issuer Trust will be a property trustee and a Delaware trustee, and two individual administrators who are employees or officers of or affiliated with M&T. These trustees are also referred to as the “Issuer Trust trustees.” The property trustee will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Such trustee will also act as trustee under the guarantees and the junior indenture. See “Guarantees” and “Junior Subordinated Debentures”;

•	if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holder of the trust common securities of that Issuer Trust, or the holders of a majority in liquidation amount of the related capital securities, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

•	under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrators;

•	the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

•	we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.
      The principal executive office of each Issuer Trust is One M&T Plaza, Buffalo, New York 14203 and its telephone number is (716) 842-5445.
CAPITAL SECURITIES AND RELATED INSTRUMENTS
      The following description summarizes the material provisions of the capital securities and trust agreements. This description is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act. The specific terms of the capital securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Whenever particular defined terms of a trust agreement are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.
General
      Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred beneficial interests in the Issuer Trust that sold them. Holders of the capital securities will be entitled to receive distributions and amounts payable on redemption or liquidation ahead of holders of the trust common securities. A more complete discussion appears under the heading “— Subordination of Trust Common Securities.” Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.
      Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.
      The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under “— Subordination of Trust Common Securities.” Legal title to the corresponding junior subordinated debentures will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.
      Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust’s capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See “Guarantees.”
Distributions
      Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance (unless otherwise specified in the applicable prospectus supplement) and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date.” A “business day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the junior trustee is closed for business.

      Each Issuer Trust’s capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term “distributions” as used in this summary includes these additional distributions unless otherwise stated.
      If an extension period occurs with respect to the corresponding junior subordinated debentures, distributions on the related capital securities will be correspondingly deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities). See “Junior Subordinated Debentures — Option to Defer Interest Payments.”
      The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See “Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures.” If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us on a limited basis as described under the heading “Guarantees.”
      Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in global form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading “Issuance of Global Securities.” In the event any capital securities are not in global form, the relevant record date for such capital securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.
Redemption or Exchange
      Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Junior Subordinated Debentures — Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.
      We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•	at any time, in whole (but not in part), upon the occurrence of a tax event, capital treatment event or investment company event; or

•	as may be otherwise specified in the applicable prospectus supplement, in each case subject to receipt of prior approval by the Federal Reserve Board if then required under applicable Federal Reserve capital guidelines or policies.
      Distribution of Corresponding Junior Subordinated Debentures. Subject to our having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, we have the right at any time to terminate any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the capital securities and trust common securities issued by the Issuer Trust to be distributed to the holders of the capital securities and trust common securities in liquidation of the Issuer Trust.
      Tax Event, Capital Treatment Event or Investment Company Event Redemption. If a tax event, capital treatment event or investment company event in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debentures in whole (but not in part) and thereby cause a mandatory redemption of the capital securities and trust common securities in whole (but not in part) at the redemption price within 90 days following the occurrence of the tax event, capital treatment event or investment company event. If a tax event, capital treatment event or investment company event has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the capital securities or to liquidate the related Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described above, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding junior subordinated debentures.
      The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.
      The term “like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount (as defined below) equal to the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

•	with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.
      The term “liquidation amount” means the stated amount per trust security of $1,000 (or another stated amount set forth in the applicable prospectus supplement).
      After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of related capital securities:

•	the series of related capital securities will no longer be deemed to be outstanding;

•	The Depository Trust Company, commonly referred to as DTC (for a more detailed explanation of DTC, see “Issuance of Global Securities”) or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•	any capital securities certificates not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrators or their agent for transfer or reissuance.
      Any distribution of corresponding junior subordinated debentures to holders of related capital securities will be made to the applicable recordholders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in global form, the relevant record date will be a date at least 15 days prior to the liquidation date, as specified in the applicable prospectus supplement.
      There can be no assurance as to the market prices for the related capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.
Redemption Procedures
      Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Trust Common Securities.”
      If the property trustee gives a notice of redemption in respect of any capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, with respect to capital securities held in global form, deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. See “Issuance of Global Securities.” If the capital securities are no longer in global form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the capital securities upon surrender of their capital securities certificates. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under “Guarantees,” distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.
      Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in global form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in global form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.
      If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $1,000 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.
      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption.
Subordination of Trust Common Securities
      Payment of distributions on, and the redemption price of, each Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, or liquidation distribution in respect of, the Issuer Trust’s capital securities then due and payable. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity thereof.

      In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of the Issuer Trust’s trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of us as holder of the Issuer Trust’s trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.
Liquidation Distribution Upon Dissolution
      Pursuant to each trust agreement, each Issuer Trust will terminate on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•	the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to terminate the Issuer Trust (subject to M&T having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies). Such written direction by us is optional and solely within our discretion;

•	redemption of all of such Issuer Trust’s capital securities as described under “— Redemption or Exchange”; and

•	the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.
      If an early dissolution occurs as described in the second, third and fifth bullet points above, the relevant Issuer Trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures in exchange for their trust securities, unless the distribution is determined not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment (an amount referred to as the “liquidation distribution”). If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, the capital securities will have a priority over the trust common securities.
Events of Default; Notice
      The following events will be “events of default” with respect to capital securities issued under each trust agreement:

•	any debenture event of default (see “Junior Subordinated Debentures — Events of Default”);

•	default for 30 days by the Issuer Trust in the payment of any distribution;

•	default by the Issuer Trust in the payment of any redemption price of any trust security;

•	failure by the Issuer Trust trustees for 60 days in performing, in any material respect, any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable Issuer Trust give written notice to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

      Within five business days after the occurrence of any event of default actually known to a responsible officer of the property trustee, the property trustee will transmit notice of the event of default to the holders of the Issuer Trust’s capital securities and the administrators, unless the event of default has been cured or waived.
      We, as depositor, and the administrators are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.
      If a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities as described above. See “— Liquidation Distribution Upon Dissolution.” The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.
Removal of Issuer Trust Trustees
      Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.
Co-Trustees and Separate Property Trustee
      Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, the property trustee will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.
Merger or Consolidation of Issuer Trust Trustees
      Any person into which the property trustee, the Delaware trustee or any administrator that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.
Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts
      An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. An Issuer Trust may, at our request, with the consent of the holders of at least a majority in liquidation amount of the capital securities but without the consent of the Delaware trustee or the property trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to the capital securities; or

•	substitutes for the capital securities other securities having substantially the same terms as the capital securities (referred to as the “successor capital securities”) so long as the successor capital securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor capital securities) in any material respect;

•	the successor entity has a purpose identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion of counsel from independent counsel to the Issuer Trust experienced in such matters to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor capital securities) in any material respect; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor capital securities at least to the extent provided by the related guarantee.
      Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.
      There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of M&T, nor are there any provisions that require the repurchase of any capital securities upon a change in control of M&T.
Voting Rights; Amendment of Each Trust Agreement
      Except as provided below and under “Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

      Each trust agreement may be amended from time to time by us and the property trustee, without the consent of the holders of the capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

•	will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any trust securities are outstanding; or

•	will not be required to register as an “investment company” under the Investment Company Act, provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

•	any such amendment will become effective when notice of the amendment is given to the holders of trust securities.
      Each trust agreement may be amended by the property trustee and us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

•	receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.
      So long as any corresponding junior subordinated debentures are held by the property trustee on behalf of the Issuer Trust, the property trustee will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

•	consent to any amendment, modification or termination of the junior indenture or the corresponding junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities;

provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related capital securities. The property trustee will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the property trustee will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action will not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.
      Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrators or, at the written request of the administrators, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.
      No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.
      Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.
Global Capital Securities
      Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable, are discussed in more detail under the heading “Issuance of Global Securities.”
Payment and Paying Agency
      Payments in respect of capital securities will be made to DTC as described under “Issuance of Global Securities.” If any capital securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrators and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the administrators and the property trustee. In the event that the property trustee is no longer the paying agent, the property trustee will appoint a successor (which will be a bank or trust company acceptable to the administrators) to act as paying agent.
Registrar and Transfer Agent
      Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.
      Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.
Information Concerning the Property Trustee
      The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.
Miscellaneous
      The administrators and the property trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of M&T for U.S. federal income tax purposes. In addition, we, the administrators and the property trustee are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we and the administrators determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the related capital securities.
      Holders of the capital securities have no preemptive or similar rights.
      No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.
JUNIOR SUBORDINATED DEBENTURES
      The following description summarizes the material provisions of the junior indenture and the junior subordinated debentures to be issued under the junior indenture. This description is not complete and is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act. The specific terms of any series of junior subordinated debentures will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The junior indenture will be qualified under the Trust Indenture Act and has been filed as an exhibit to our SEC registration statement. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.
General
      The junior subordinated debentures are to be issued in one or more series under a Junior Subordinated Indenture, to be entered into between M&T and a trustee. This indenture is referred to as the “junior indenture” and the related trustee is referred to as the “junior trustee.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior indenture to all of our senior debt, including the senior debt securities and the subordinated debt securities. See

“— Subordination of Junior Subordinated Debentures.” Because we are a holding company and a legal entity separate and distinct from our subsidiaries, our rights to participate in any distribution of assets of a subsidiary upon its liquidation, reorganization or otherwise, and the holders of junior subordinated debentures’ ability to benefit indirectly from that distribution, would be subject to prior creditor’s claims, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures should look only to the assets of M&T for payments on the junior subordinated debentures. Except as otherwise provided in the applicable prospectus supplement, the junior indenture does not limit the incurrence or issuance of other secured or unsecured debt of M&T, including senior debt, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See “— Subordination of Junior Subordinated Debentures” and the prospectus supplement relating to any offering of capital securities or junior subordinated debentures.
      The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.
      The particular terms of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the junior subordinated debentures:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures must be paid;

•	the interest rate or rates, if any, applicable to the junior subordinated debentures;

•	the dates on which any such interest will be payable;

•	our right, if any, to defer or extend an interest payment date;

•	the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the junior indenture as described below under “— Denominations, Registration and Transfer,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the junior indenture may be made;

•	any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the holder’s option or at our option;

•	the obligation or the right, if any, of M&T or a holder to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the denominations in which any junior subordinated debentures will be issued;

•	if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and additional interest, if any, on the junior subordinated debentures will be payable, or in which the junior subordinated debentures will be denominated;

•	any additions, modifications or deletions in the events of default under the junior indenture or covenants of M&T specified in the junior indenture with respect to the junior subordinated debentures;

•	if other than the principal amount, the portion of the junior subordinated debentures’ principal amount that will be payable upon declaration of acceleration of the maturity thereof;

•	whether the junior subordinated debentures of the series, in whole or in any specified part, shall be defeasible and, if other than by a board resolution, the manner in which any election by us to defease such junior subordinated debentures shall be evidenced;

•	any additions or changes to the junior indenture with respect to a series of junior subordinated debentures that are necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

•	the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures of such series and the exchange of such temporary global security for definitive junior subordinated debentures of such series;

•	whether the junior subordinated debentures of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

•	the form of trust agreement and guarantee agreement, if applicable;

•	the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of M&T in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•	any other terms of the junior subordinated debentures not inconsistent with the provisions of the junior indenture.
      Unless otherwise described in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, and the junior subordinated debentures will be transferable, at the office of the junior trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.
      Junior subordinated debentures may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be summarized in the applicable prospectus supplement.
      If the purchase price of any of the junior subordinated debentures is payable in whole or in part in any currency other than U.S. dollars or if any junior subordinated debentures are denominated in whole or in part in any currency other than U.S. dollars, if the principal of, premium, if any, or interest on the junior subordinated debentures are to be payable in one or more foreign currencies or currency units, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the junior subordinated debentures, the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to that series of junior subordinated debentures and the foreign currencies or currency units will be described in the applicable prospectus supplement.
      The junior indenture does not contain any provisions that would provide protection to holders of the junior subordinated debentures against any highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

      The junior indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the junior subordinated debentures, and we will be released from all liabilities and obligations. See “— Consolidation, Merger, Sale of Assets and Other Transactions” below for a more detailed discussion. The junior indenture provides that we and the junior trustee may change certain of our obligations or certain of your rights concerning the junior subordinated debentures of that series. However, to change the amount or timing of principal, interest or other payments under the junior subordinated debentures, every holder in the series must consent. See “— Modification of the Junior Indenture” below for a more detailed discussion.
Denominations, Registration and Transfer
      Unless otherwise described in the applicable prospectus supplement, the junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. See “Issuance of Global Securities.” Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.
      Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the junior trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by us for any series of junior subordinated debentures, we may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, provided that we maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents for any series of junior subordinated debentures.
      In the event of any redemption, neither we nor the junior trustee will be required to:

•	issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.
Option to Defer Interest Payments
      If provided in the applicable prospectus supplement, so long as no debenture event of default (as defined below) has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an “extension period,” subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

      As a consequence of any such deferral, distributions on the capital securities would be deferred (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of an exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of M&T) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to any stockholders’ rights plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.
      Prior to the termination of any applicable extension period, we may further defer the payment of interest.
      The above prohibitions will also apply if:

•	we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, and

•	if the junior subordinated debentures are held by an Issuer Trust, we are in default with respect to its payment of any obligations under the guarantee related to the related capital securities.
Redemption
      Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.
      Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debenture in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest (including any additional interest) to the redemption date, plus 100% of the principal amount.
      Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below), a capital treatment event (as defined below) or an investment company event (as defined below) has occurred and is continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem that series of junior subordinated debentures in whole (but not in part) at any time within 90 days following the occurrence of the tax event, capital treatment event or investment company event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.
      A “capital treatment event” means, in respect of the Issuer Trust, the reasonable determination by us that as a result of:

•	any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities of such Issuer Trust are issued; or

•	any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities of such Issuer Trust are issued;
there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as “Tier 1 Capital” for purposes of the applicable Federal Reserve risk-based capital adequacy guidelines as then in effect.
      A “tax event” means the receipt by the Issuer Trust of an opinion of counsel, experienced in such matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	the Issuer Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

•	interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days of the delivery of the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
      As used above, the term “tax change” means any of the following:

•	any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issue; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

      An “investment company event” means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, including any announced prospective change, there is more than an insubstantial risk that such Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities of such Issuer Trust.
      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.
Modification of the Junior Indenture
      From time to time we and the junior trustee may, without the consent of the holders of any series of junior subordinated debentures, amend, waive or supplement the provisions of the junior indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the related capital securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the junior indenture under the Trust Indenture Act. The junior indenture contains provisions permitting us and the junior trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debentures affected, to modify the junior indenture in a manner adversely affecting the rights of the holders of such series of the junior subordinated debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected:

•	change the stated maturity of the principal of, or any installment of interest (including any additional interest) on, any outstanding junior subordinated debenture;

•	reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any junior subordinated debenture is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and provided that, in the case of corresponding junior subordinated debentures, so long as any of the related capital securities remain outstanding.
      In addition, no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding related capital securities affected unless and until the principal of, and premium, if any, on the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied. Where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of related capital securities.
      We may, with the junior trustee’s consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.
Events of Default
      The following events will be “debenture events of default” with respect to each series of junior subordinated debentures:

•	default for 30 days in interest payment of any security of that series, including any additional interest (subject to the deferral of any due date in the case of an extension period);

•	default in any principal or premium payment on any security of that series at its stated maturity;

•	failure by us for 90 days in performing any other covenant or warranty in the junior indenture after:

•	we are given written notice by the junior trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the junior trustee;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default provided for that series.
      The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior trustee. The junior trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal (or, if the junior subordinated debentures of such series are discount securities, the portion of the principal amount specified in a prospectus supplement) due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, should the junior trustee or the holders of such corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration. The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.
      The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or premium, if any, or interest (including any additional interest) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (including any additional interest) and principal due otherwise than by acceleration has been deposited with the junior trustee) or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. We are required to file annually with the junior trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.
      In case a debenture event of default has occurred and is continuing as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.
Enforcement of Certain Rights by Holders of Capital Securities
      If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is due and payable, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest (including any additional interest) on corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder (a “direct action”). We may not amend the junior indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding. If the right to bring a direct action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior indenture to set-off any payment made to the holder of the related capital securities by us in connection with a direct action.
      The holders of related capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See “Capital Securities and Related Instruments — Events of Default; Notice.”
Consolidation, Merger, Sale of Assets and Other Transactions
      The junior indenture provides that we may not consolidate with or merge into another person or convey, transfer or lease our properties and assets substantially as an entirety to another person, and no person may consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the entity formed by the consolidation or into which we merge, or to which we convey or transfer our properties and assets (1) is an entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the junior indenture; provided, however, that nothing herein shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of, the merger of a principal subsidiary bank with and into a principal subsidiary bank or us, the consolidation of principal subsidiary banks into a principal subsidiary bank or us, or the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or us, if, in any such case in which the surviving, resulting or acquiring entity is not us, we would own, directly or indirectly, at least 80% of the voting securities of the principal subsidiary bank (and of any other principal subsidiary bank any voting securities of which are owned, directly or indirectly, by such principal subsidiary bank) surviving such merger, resulting from such consolidation or acquiring such assets; and

•	immediately after giving effect to this transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing under the relevant indenture.

      The general provisions of the junior indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.
Satisfaction and Discharge
      The junior indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the junior trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the junior trustee for the giving of notice of redemption by the junior trustee;
and we deposit or cause to be deposited with the junior trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the junior trustee for cancellation, for the principal, premium, if any, and interest (including any additional interest) to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.
Conversion or Exchange
      If and to the extent indicated in the applicable prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.
Subordination of Junior Subordinated Debentures
      The junior subordinated debentures will be subordinate in right of payment, to the extent set forth in the junior indenture, to all our senior debt (as defined below). If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior debt when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debentures.
      As used in this section with respect to the junior subordinated debentures, the term “senior debt” means, whether recourse is to all or a portion of our assets and whether or not contingent, (a) every obligation of ours for money borrowed; (b) every obligation of ours evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of ours with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account; (d) every obligation of ours issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (e) every capital lease obligation of ours; (f) every obligation of ours for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (g) every obligation of the type referred to in clauses (a) through (f) of another person and all dividends of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise. Without limiting the generality of the foregoing, senior debt presently includes the following:

•	any borrowings under the Credit Facility;

•	any outstanding commercial paper issued by M&T; and

•	M&T’s guarantee of the 6.5% Senior Medium Term Notes due 2008 issued by Keystone Financial Mid-Atlantic Funding Corp.
      Senior debt shall not include (a) any obligations which, by their terms, are expressly stated to rank on parity in right of payment with, or to not be superior in right of payment to, the junior subordinated debentures, (b) any senior debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us, (c) any senior debt of ours to any of our subsidiaries, (d) senior debt to any executive officer or director of ours, (e) any debt in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us that is a financing entity of ours in connection with the issuance of such financing entity of securities that are similar to the capital securities or (f) M&T’s currently outstanding $154.64 million aggregate liquidation amount of floating rate junior subordinated debentures due January 15, 2027, $154.64 million aggregate liquidation amount of floating rate junior subordinated debentures due February 1, 2027, $154.64 million aggregate liquidation amount of 8.234% junior subordinated debentures due February 1, 2027, $61.86 million aggregate liquidation amount of 9.25% junior subordinated debentures due February 1, 2027, $103.09 million aggregate liquidation amount of 8.277% junior subordinated debentures due June 1, 2027, and $105.31 million aggregate liquidation amount of floating rate junior subordinated debentures due July 15, 2029.
      In the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding up of M&T, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets, then all senior debt (including any interest accruing after the commencement of any of the proceedings described above) must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among those holders until all senior debt (including any interest accruing after the commencement of any such proceedings) has been paid in full.
      In the event of any of the proceedings described above, after payment in full of all senior debt, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full. Because of this subordination, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.
      The junior indenture places no limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.
Trust Expenses
      Pursuant to the junior indenture, we, as borrower, will agree to pay all debts and other obligations (other than with respect to the capital securities) and all costs and expenses of each Issuer Trust (including costs and expenses relating to the organization of each Issuer Trust, the fees and expenses of the Issuer Trustees and the cost and expenses relating to the operation of each Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which each Issuer Trust might become subject.
Governing Law
      The junior indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Junior Trustee
      The junior trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the junior trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The junior trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
Corresponding Junior Subordinated Debentures
      The corresponding junior subordinated debentures may be issued in one or more series of junior subordinated debentures under the junior indenture with terms corresponding to the terms of a series of related capital securities. In that event, concurrently with the issuance of each Issuer Trust’s capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in such series of corresponding junior subordinated debentures issued by us to the Issuer Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights in connection with modifications to the junior indenture or upon occurrence of Debenture Events of Default, as described under “— Modification of the Junior Indenture” and “— Events of Default,” unless provided otherwise in the prospectus supplement for such related capital securities.
      Unless otherwise specified in the applicable prospectus supplement, if a tax event, capital treatment event or investment company event in respect of an Issuer Trust has occurred and is continuing, we may, at our option and subject to prior approval of the federal reserve board if then required under applicable capital guidelines or policies, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, capital treatment event or investment company event, in whole but not in part, subject to the provisions of the junior indenture and whether or not the corresponding junior subordinated debentures are then otherwise redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding corresponding junior subordinated debentures, the proceeds of any redemption will be used by the Issuer Trust to redeem the corresponding trust securities in accordance with their terms. In lieu of such redemption, we have the right to dissolve the applicable Issuer Trust and to distribute the corresponding junior subordinated debentures to the holders of the related series of trust securities in liquidation of the Issuer Trust. See “Capital Securities and Related Instruments — Redemption or Exchange — Distribution of Corresponding Junior Subordinated Debentures” for a more detailed discussion. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the redemption date.
      We have agreed in the junior indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

•	the Issuer Trust of the related series of trust securities is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of such Issuer Trust has occurred and is continuing; and

•	we elect, and do not revoke that election, to pay additional sums in respect of the trust securities, we will pay to the Issuer Trust these additional sums (as defined under “Capital Securities and Related Instruments — Redemption or Exchange”). We also have agreed, as to each series of corresponding junior subordinated debentures:

•	to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior indenture may succeed to our ownership of the trust common securities; and

•	as holder of the trust common securities, not to voluntarily terminate, wind-up or liquidate any Issuer Trust, except:

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust; or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement,

•	in either such case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies; and

•	to use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.
GUARANTEES
      The following description summarizes the material provisions of the guarantees. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions therein, and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to our SEC registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee relates. Whenever particular defined terms of the guarantees are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

General
      A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. A trustee will act as indenture trustee (referred to below as the “guarantee trustee”) under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust’s capital securities.
      We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust (referred to as the “guarantee payments”), will be subject to the related guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds on hand available for the distributions;

•	the redemption price with respect to any capital securities called for redemption, to the extent that the Issuer Trust has funds on hand available for the redemptions; or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the corresponding junior subordinated debentures are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

•	the liquidation distribution; and

•	the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.
      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.
      Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “— Status of the Guarantees.”
      If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, the Issuer Trust will not be able to pay distributions on the capital securities and will not have funds legally available for the distributions. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior debt. See “— Status of the Guarantees.” Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior debt, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See the applicable prospectus supplement relating to any offering of capital securities.
      We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding junior subordinated debentures and the junior indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust’s obligations under its related capital securities. See “Relationship Among the Capital Securities and the Related Instruments.”
Status of the Guarantees
      Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior debt in the same manner as corresponding junior subordinated debentures.
      Each guarantee will rank equally with all other guarantees issued by us. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.
Amendments and Assignment
      Except with respect to any changes which do not materially adversely affect the material rights of holders of the related capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any such approval will be as described under “Capital Securities and Related Instruments — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or sale involving us that is permitted under the terms of the junior indenture and then only if any such successor or assignee agrees in writing to perform our obligations under the guarantees.
Events of Default
      An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.
      The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right, by vote, to waive any past events of default and its consequences under each guarantee. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the guarantee.
      Any holder of the capital securities may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the Issuer Trust, the guarantee trustee or any other person or entity.
      We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.
Information Concerning the Guarantee Trustee
      The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. However, such a requirement does not relieve the guarantee trustee of its obligations to exercise its rights and powers under the guarantee upon the occurrence of an event of default.
Termination of the Guarantees
      Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related capital securities;

•	full payment of the amounts payable upon liquidation of the related Issuer Trust; or

•	the distribution of corresponding junior subordinated debentures to the holders of the related capital securities in exchange for their capital securities.
      Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.
Governing Law
      Each guarantee will be governed by and construed in accordance with the laws of the State of New York.
RELATIONSHIP AMONG THE CAPITAL SECURITIES
AND THE RELATED INSTRUMENTS
      The following description of the relationship among the capital securities, the corresponding junior subordinated debentures and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior indenture and the form of guarantee, each of which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act.
Full and Unconditional Guarantee
      Payments of distributions and other amounts due on the capital securities (to the extent the related Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described under “Guarantees.” Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior indenture, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of distributions when the related Issuer Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior debt.

Sufficiency of Payments
      As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

•	the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities; and

•	each trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of such Issuer Trust.
      Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make under the junior indenture with a payment we make under the related guarantee.
Enforcement Rights of Holders of Capital Securities
      A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.
      A default or event of default under any of our senior debt would not constitute a default or event of default under the junior indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior indenture.
Limited Purpose of Issuer Trusts
      Each Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the applicable guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.
Rights upon Termination
      Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer Trust involving our liquidation, the holders of the related capital securities will be entitled to receive, out of the assets held by such Issuer Trust, the liquidation distribution in cash. See “Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt as set forth in the junior indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each guarantee, the positions of a holder of capital securities and a holder of corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.
ISSUANCE OF GLOBAL SECURITIES
General
      The debt securities and the capital securities may be issued in whole or in part in the form of one or more fully-registered global securities that will be deposited with, or on behalf of, a depository which, unless otherwise indicated in the applicable prospectus supplement for such securities, will be DTC. Global capital securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in certificated form, a global security may not be transferred except as a whole in the following manner:

•	by the depository for such global security to a nominee of such depository, or

•	by a nominee of such depository to such depository or another nominee of such depository, or

•	by such depository or any such nominee to a successor of such depository or a nominee of such successor, or

•	in the manner provided below under “— Book-Entry Issuance.”
      The specific terms of the depository arrangement with respect to any debt securities or capital securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.
      Upon the issuance of a global security and the deposit of such global security with or on behalf of the depository, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security, or, in the case of capital securities, the respective aggregate liquidation amounts of the capital securities represented by such global security, to the accounts of persons that have accounts with such depository (each such person, a “participant”), which may include Euroclear and Clearstream. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such debt securities or capital securities or by us if we have offered and sold such debt securities or capital securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
      Ownership of a beneficial interest in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.
      So long as the depository for a global security, or its nominee, is the holder of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities or capital securities represented by such global security for all purposes under the applicable indenture or trust agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities or capital securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture or trust agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture or trust agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture or trust agreement, the depository for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
      Payments of principal of or premium, if any, and interest, if any, on debt securities or distributions or other payments on capital securities represented by a global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities or capital securities. None of M&T, the trustee for such securities, any paying agent for such securities, the property trustee or the securities registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      We expect that the depository for any debt securities represented by a global debt security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. We also expect that the depository for a series of capital securities or its nominee, upon receipt of any payment of liquidation amount, redemption price, premium or distributions in respect of a permanent global capital security representing any of such capital securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global capital security for such capital securities as shown on the records of such depositary or its nominee. We further expect that payments by participants to owners of beneficial interests in any such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
      Unless otherwise specified in the applicable prospectus supplement, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person other than the depository for such global debt security or a nominee thereof unless:

•	such depository has notified us that it is unwilling or unable to continue as depository for such global debt security or has ceased to be a clearing agency registered under the Exchange Act;

•	there shall have occurred and be continuing an event of default or a default, as the case may be, with respect to such global debt security; or

•	there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the indentures.
      Unless otherwise specified in the applicable prospectus supplement, if a depository for a series of capital securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the trust within 90 days, the trust will issue individual capital securities of such series in exchange for the global capital security representing such series of capital securities. In addition, the trust may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such capital securities, determine not to have any capital securities of such series represented by one or more global capital securities and, in such event, will issue individual capital securities of such series in exchange for the global capital security or securities representing such series of capital securities. Further, if the trust so specifies with respect to the capital securities of a series, an owner of a beneficial interest in a global capital security representing capital securities of such series may, on terms acceptable to the trust, the property trustee and the depository for such global capital security, receive individual capital securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such capital securities. In any such instance, an owner of a beneficial interest in a global capital security will be entitled to a physical delivery of individual capital securities of the series represented by such global capital security equal in liquidation amount to such beneficial interest and to have such capital securities registered in its name.
Book-Entry Issuance
      We expect DTC to act as securities depository for all of the debt securities. The debt securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. DTC will thus be the only registered holder of the debt securities and will be considered the sole owner of the debt securities. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the aggregate principal balance of debt securities.
      We also expect DTC to act as securities depository for all of the capital securities, unless otherwise specified in the prospectus supplement. The capital securities will be issued only as fully-registered securities registered in the name of Cede & Co. One or more fully-registered global certificates will be issued for the capital securities of each trust, representing in the aggregate the total number of such trust’s capital securities, and will be deposited with the property trustee as custodian for DTC.
      In this prospectus and the applicable prospectus supplement, for book-entry debt securities, references to actions taken by debt security holders will mean actions taken by DTC upon instructions from its participants, and reference to payments and notices of redemptions to debt security holders will mean payments and notices of redemption to DTC as the registered holder of the debt securities for distribution to the participants in accordance with DTC’s procedures.
      DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
      Purchases of debt securities or capital securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities or capital securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each debt security or capital security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased their securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in their securities, except in limited circumstances.
      Transfers between participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
      Cross-market transfers between participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transaction will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities or capital securities in DTC, and making or receiving payment in accordance with normal procedures.
      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a debt security or capital security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a debt security or capital security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.
      DTC has no knowledge of the actual beneficial owners of the debt securities or capital securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities or capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities or capital securities. If less than all of the debt securities are being redeemed, or less than all of a trust’s capital securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
      Although voting with respect to the debt securities and capital securities is limited to the holders of record of the debt securities and capital securities, respectively, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities or capital securities, as applicable. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. Such omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities or capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).
      Distribution payments on the debt securities and capital securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, the trust thereof (in the case of capital securities) or M&T, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.
      DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. Under such circumstances, in the event that a successor capital securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in aggregate principal amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such debt securities will be printed and delivered.
      DTC may also discontinue providing its services as securities depository with respect to any of the capital securities at any time by giving reasonable notice to the relevant trustee and to us. In the event that a successor capital securities depository is not obtained, definitive capital security certificates representing such capital securities are required to be printed or delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in liquidation preference of capital securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such capital securities will be printed and delivered.
      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the trusts believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.
PLAN OF DISTRIBUTION
      The securities described in this document may be sold in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
      Securities other than common stock may be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these new issues of securities will make a market in such securities. If a market in any new issues of securities is made by those underwriters, this market making may be discontinued at any time without notice. Such new issues of securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of the trading market for such securities.
      In facilitating the sale of securities, underwriters may receive compensation from us and/or the applicable Issuer Trust or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and/or the applicable Issuer Trust and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us and/or the applicable Issuer Trust will be described, in the prospectus supplement relating to those securities.
      Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.
      In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us and/or the applicable Issuer Trust in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.
      Under agreements which we and the Issuer Trusts may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us and the Issuer Trusts against certain liabilities, including liabilities under the Securities Act.
      If so noted in the prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us and/or the applicable Issuer Trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
      If we and/or the applicable Issuer Trust offers and sells securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us and/or the applicable Issuer Trust to indemnification by us and/or the applicable Issuer Trust against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.
      Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, M&T and its affiliates, or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus, in the ordinary course of business.
EMPLOYEE RETIREMENT INCOME SECURITY ACT
      A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (which we refer to as “ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.
      Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), prohibit an employee benefit plan, as well as individual retirement accounts, Keogh plans and other pension and profit sharing plans subject to Section 4975 of the Code, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. A violation of these “prohibited transaction” rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.
      We and certain of our affiliates may each be considered a party in interest or disqualified person with respect to employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before the securities are purchased for an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of the debt securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified professional asset managers).
      Unless otherwise provided in the related prospectus supplement, any purchaser or holder of the offered securities or any interest in the offered securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the offered securities constitutes assets of any plan; or

•	the purchase and holding of the offered securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under applicable law.
      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of the securities on behalf of or with “plan assets” of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of the capital securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.
VALIDITY OF SECURITIES
      Unless otherwise indicated in the applicable prospectus supplement and except as described below, the validity of the securities will be passed upon for us by Wachtell, Lipton, Rosen & Katz, our special counsel.
      Unless otherwise indicated in the applicable prospectus supplement, matters of Delaware law relating to the validity of the capital securities will be passed upon by Richards, Layton & Finger, our special Delaware counsel.
EXPERTS
      The financial statements incorporated in this prospectus by reference to M&T Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$300,000,000

M&T Bank Corporation

5.375% Senior Notes due 2012

PROSPECTUS SUPPLEMENT

May 22, 2007

Sole Book-Runner

Citi

Joint Lead Manager

Credit Suisse